Exhibit 4.13

FIRST SUPPLEMENTAL INDENTURE

among

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,

as Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee, Paying Agent, Transfer Agent and Calculation Agent

THE BANK OF NEW YORK MELLON,

as Security Registrar

November 15, 2023

$750,000,000

TIER 2 SUBORDINATED CALLABLE FIXED-TO-FIXED RATE NOTES DUE 2034

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Definitions	2
Section 1.02.	Conflict with Trust Indenture Act	3
Section 1.03.	Effect of Headings and Table of Contents	4
Section 1.04.	Successors and Assigns	4
Section 1.05.	Separability Clause	4
Section 1.06.	Benefits of Indenture	4
Section 1.07.	Governing Law	4
Section 1.08.	Submission to Jurisdiction	4
Section 1.09.	Execution in Counterparts	4
Section 1.10.	Recitals by the Issuer	5
Section 1.11.	Ratification and Incorporation of Original Indenture	5

ARTICLE 2
AMENDED PROVISIONS OF ORIGINAL INDENTURE

Section 2.01.	Amended Provisions of Original Indenture	5

ARTICLE 3
TIER 2 SECURITIES

Section 3.01.	Creation of Tier 2 Securities	48
Section 3.02.	Limitation on Aggregate Principal Amount of Tier 2 Securities	48
Section 3.03.	Payment of Principal	49
Section 3.04.	Interest and Interest Rate	49
Section 3.05.	Denominations, Minimum Purchase Amount	49
Section 3.06.	Calculation Agent	49
Section 3.07.	Paying Agent	52
Section 3.08.	Security Certificates	54
Section 3.09.	Redemption	54
Section 3.10.	Definitive Certificates and Authentication	55
Section 3.11.	Agreement with Respect to the Exercise of Spanish Bail-in Power	55
Section 3.12.	Notices	57
Section 3.13.	Instructions by Electronic Means	57

EXHIBIT A	Form of Security Certificate Representing Tier 2 Securities	A-1
EXHIBIT B	Procedures to be Performed by the Issuer and the Paying Agent in Connection with Spanish Law 10/2014, of June 26, as amended, and Royal Decree 1065/2007, of July 27, as amended	B-1

i

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 15, 2023 is among Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Issuer” or the “Company”), having its principal executive office located at Calle Azul 4, Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office located at 240 Greenwich Street, New York, New York 10286, United States, and acting (except with respect to its role as Security Registrar) through its London Branch at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, as trustee (the “Trustee”, which term includes any successor Trustee), paying agent (the “Paying Agent”, which term includes any successor Paying Agent), transfer agent (the “Transfer Agent”, which term includes any successor Transfer Agent), calculation agent (the “Calculation Agent”, which term includes any successor Calculation Agent) and Security Registrar (the “First Supplemental Indenture”).

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Debt Securities Indenture, dated as of July 28, 2016 (the “Original Indenture”), to provide for the issuance of the Company’s Securities (as such term is defined therein);

WHEREAS, the Company hereto desires to issue a new series of Securities to be known as the Tier 2 Subordinated Callable Fixed-to-Fixed Rate Notes due 2034 (the “Tier 2 Securities”);

WHEREAS, the parties hereto desire to establish that the Tier 2 Securities shall be issued in the form of one or more Global Securities substantially in the form of Exhibit A to this First Supplemental Indenture pursuant to Sections 2.01 and 3.01 of the Original Indenture;

WHEREAS, Section 9.01(c) of the Original Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted under Sections 2.01 and 3.01 of the Original Indenture without the consent of Holders;

WHEREAS, Section 9.01(j) of the Original Indenture permits the Company and the Trustee to delete, amend or supplement any provision of the Original Indenture, subject to certain conditions, without the consent of Holders;

WHEREAS, this First Supplemental Indenture shall amend and supplement the Original Indenture but only with respect to the Tier 2 Securities; to the extent the terms of the Original Indenture (as amended and supplemented by this First Supplemental Indenture) are inconsistent with the provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall control and prevail, but only with respect to the Tier 2 Securities. The Original Indenture, as amended and supplemented by, and together with, this First Supplemental Indenture are hereinafter referred to as the “Indenture;”

WHEREAS, there are no Securities outstanding of any series created prior to the execution of this First Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions; and

WHEREAS, the Company has requested and does hereby request that the Trustee execute and deliver this First Supplemental Indenture, and whereas all actions required by the Company to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects,

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” means an Article or a Section, as the case may be, of this First Supplemental Indenture;

(d) the words “herein”, “hereof”, “hereto”, and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(f) the term “including” means “including without limitation;

(g) all terms used but not defined in this First Supplemental Indenture, which are defined in the Original Indenture (as amended and supplemented hereby), shall have the meanings assigned to them in the Original Indenture (as amended and supplemented hereby);

(h) references herein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(i) the following terms used in this First Supplemental Indenture shall have the following meanings:

“1-year UST” means an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of one year, as published in the most recent H.15.

“Agent” means each of the Calculation Agent, Paying Agent, Security Registrar and Transfer Agent.

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

“Calculation Agent” means the Person named as “Calculation Agent” in the first paragraph of this First Supplemental Indenture.

“Company” means the Person named as “Company” in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Tier 2 Securities.

“Depository” and “U.S. Depository” shall have the meanings ascribed to such terms in Section 1.01 of the Original Indenture (as amended and supplemented hereby). The Depository Trust Company (and its successors) is hereby designated as Depository and U.S. Depository with respect to the Tier 2 Securities.

“Electronic Means” shall mean the following communications methods: email, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or an Agent, or another method or system specified by the Trustee or the relevant Agent as available for use in connection with its services hereunder.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by the Company and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time (but prior to) the Reset Determination Date.

“Interest Payment Date” has the meaning ascribed in Section 3.04(b).

“Issue Date” means November 15, 2023.

“Issuer” means the Person named as “Issuer” in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person, and any other obligor upon the Tier 2 Securities.

“Paying Agent” means the Person named as “Paying Agent” in the first paragraph of this First Supplemental Indenture.

“Payment Statement” means the statement to be delivered to the Issuer by the Paying Agent, substantially in the form set forth in Annex I to Exhibit B (attached hereto), pursuant to Section 3.07.

“Redemption Date” has the meaning ascribed in Section 3.09.

“Redemption Price” has the meaning ascribed in Section 3.09.

“Regular Record Date” means the 15th calendar day before the applicable Interest Payment Date.

“Reset Date” has the meaning ascribed in Section 3.04.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“Stated Maturity Date” means November 15, 2034.

“Transfer Agent” means the Person named as “Transfer Agent” in the first paragraph of this First Supplemental Indenture.

“Trustee” means the Person named as “Trustee” in the first paragraph of this First Supplemental Indenture.

Section 1.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 1.03. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.04. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture made by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.05. Separability Clause. In case any provision in this First Supplemental Indenture or the Tier 2 Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.06. Benefits of Indenture. Nothing in the Indenture or the Tier 2 Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Tier 2 Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.07. Governing Law. This First Supplemental Indenture and the Tier 2 Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this First Supplemental Indenture, the authorization, issuance and execution by the Company of the Tier 2 Securities, Section 3.11 hereof, the Tier 2 Securities to the extent set forth therein and the Original Indenture (as amended and supplemented hereby) to the extent set forth therein shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

Section 1.08. Submission to Jurisdiction. Except as provided in the immediately following two sentences, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York in any suit or proceeding arising out of or relating to the Tier 2 Securities or the Indenture, and irrevocably waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding. Notwithstanding anything to the contrary in the Tier 2 Securities or the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Tier 2 Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Company, the Trustee, each Holder and beneficial owner of any Tier 2 Securities and each Paying Agent, Transfer Agent, Authenticating Agent and Security Registrar submits, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of the Company, the Trustee, each Holder and beneficial owner of any Tier 2 Securities and each Paying Agent, Transfer Agent, Authenticating Agent and Security Registrar further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Section 1.09. Execution in Counterparts. This First Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign or AdobeSign) or transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, email or other electronic format (e.g., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign or AdobeSign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in the Tier 2 Securities, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this First Supplemental Indenture, any Tier 2 Securities or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 1.10. Recitals by the Issuer. The recitals in this First Supplemental Indenture are made by the Issuer only and not by the Trustee, and all of the provisions contained in the Original Indenture (as amended and supplemented hereby) in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Tier 2 Securities and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 1.11. Ratification and Incorporation of Original Indenture. As amended and supplemented hereby with respect to the Tier 2 Securities, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture (as so amended and supplemented) and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event of any conflict between the terms and conditions of the Original Indenture (as amended and supplemented hereby) and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail.

ARTICLE 2

AMENDED PROVISIONS OF ORIGINAL INDENTURE

Section 2.01. Amended Provisions of Original Indenture. (a) Article 1 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board;

(d) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(f) the term “including” means “including without limitation;” and

(g) any reference to an “Article” or a “Section” refers to an Article or Section of this Indenture.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” means any additional amounts which are payable under Section 10.04 by the Company in respect of certain taxes withheld from payments of interest to Holders.

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.

“Additional Tier 1 Instrument” means any instrument of the Company qualifying as Additional Tier 1 Capital, in whole or in part.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amounts Due”, with respect to the Securities of a series, means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts and premium (if any) due on the Securities of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein). References to such amounts will also include amounts held in trust by the Company, any Paying Agent or the Trustee pursuant to Section 10.03.

“Applicable Banking Regulations” means, with respect to the Securities of a series, at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to (so long as the Securities of such series are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) Tier 2 Capital and (to the extent the Securities of such series cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) Eligible Liabilities Amounts or any equivalent or successor principles, then applicable to the Company and/or the Group including, without limitation to the generality of the foregoing, CRD V (as defined herein), the BRRD (as defined herein), the SRM Regulation (as defined herein) and those laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to (so long as the Securities of a series are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) Tier 2 Capital and (to the extent the Securities of a series cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) Eligible Liabilities Amounts or any equivalent or successor principles, then applicable to the Company and/or the Group, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Company and/or the Group).

“Authenticating Agent” means, when used with respect to the Securities of any series, any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Securities of such series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Board of Directors” means either the board of directors of the Company or any committee or Person duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary or any Person duly authorized by the Company to have been duly adopted by the relevant Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 (as defined herein) and RD 1012/2015 (as defined herein), as amended, replaced or supplemented from time to time and including any other relevant implementing or developing regulatory provisions.

“BRRD Liability” means any liability, commitment, duty, responsibility, amount payable or contingency or other obligation arising from, or related to, this Indenture which may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Business Day” means, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

“Capital Event” means, with respect to the Securities of a series, a change (or any pending change which the Regulator considers sufficiently certain) in Spanish law or Applicable Banking Regulations or any application or official interpretation thereof, on or after the issue date of such Securities, that results (or is likely to result) in any of the outstanding aggregate principal amount of such Securities ceasing to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital; provided that a Capital Event shall not occur where such ceasing to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital is due to the remaining maturity of such Securities being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) which was effective on the issue date of such Securities.

“CNMV” means the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores).

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any member of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or other representative of the Company, in each case empowered to do so by a Board Resolution, and delivered to the Trustee or the Paying Agent, as the case may be.

“Company Senior Indebtedness” means, with respect to the Securities of a series, all obligations of, or claims against, the Company, whether outstanding on the date of this Indenture or the issue date of such Securities, or thereafter created, incurred, assumed or guaranteed, that are not subordinate, or are superior, in right of payment to the Securities of such Series.

“Corporate Trust Office” means the corporate trust office of the Trustee at which, at any particular time, its corporate trust business is principally administered, which, with respect to The Bank of New York Mellon, London Branch, is currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, and the Indenture shall be administered (except with respect to the role of Security Registrar) at such corporate trust office, or such other location as notified by the Trustee to the Company from time to time, or, if a different Trustee is appointed for a particular series of Securities, the address set forth in the supplemental indenture naming the Trustee for that particular series of Securities.

“Corporation” includes corporations, companies and, except for purposes of Article 8, associations and business trusts.

“CRD V” means any or any combination of the CRD Directive (as defined below), the CRR (as defined below) and any CRD Implementing Measures (as defined below).

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26 on access to the activity of credit institutions and the prudential supervision of credit institutions, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator (as defined below), the European Banking Authority or any other relevant authority, which are applicable to the Company (on a standalone basis) or the Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions, as amended, replaced or supplemented from time to time.

“Currency”, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars, unless otherwise expressly provided.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Early Intervention” means, with respect to any Person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such Person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 and in the SRM Regulation.

“Eligible Liabilities Amount” means the amount of eligible liabilities of the Company or the Group for the purposes of Article 45 of the BRRD or Applicable Banking Regulations or any other regulations applicable in the Kingdom of Spain from time to time.

“Eligible Liabilities Event” means, with respect to the Securities of a series, a change (or any pending change which the Regulator considers sufficiently certain) in Spanish law or Applicable Banking Regulations or any application or official interpretation thereof, on or after the issue date of such Securities, that results (or is likely to result) in such Securities not meeting the eligibility criteria for their inclusion in the Eligible Liabilities Amount; provided that an Eligible Liabilities Event shall not occur where such ineligibility for inclusion of such Securities in the Eligible Liabilities Amount is due to the remaining maturity of such Securities being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in the Kingdom of Spain from time to time) which was effective on the issue date of such Securities.

“Event of Default” has the meaning specified in Section 5.01.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any confederation or association of such governments.

“Global Security” means a Security evidencing all or part of the Securities of a series, bearing the legend set forth in Section 2.04 (or such legend as may be specified as contemplated in Section 3.01 for such Securities), authenticated and delivered to or on behalf of the Holder and registered in the name of the Holder or its nominee.

“Group” means the Company and its consolidated subsidiaries.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 3.01 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

“Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Law 10/2014” means Spanish Law 10/2014 of June 26, on the Organization, Supervision and Solvency of Credit Entities (Ley 10/2014 de 26 de junio, de ordenación, supervision y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time, including as amended by Spanish Royal Decree-Law 7/2021 of April 27 on the transposition of European Union directives in matters of credit institutions, among others.

“Law 11/2015” means Spanish Law 11/2015 of June 18, on the Recovery and Resolution of Credit Institutions and Investment Firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or required to be open.

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase or otherwise, and includes the Redemption Date.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.02 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.02 or, to the extent designated or required by Section 10.02 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer’s Certificate” means a certificate signed by the Chairman or the Vice Chairman of the Board of Directors, the Secretary or an Assistant Secretary of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer or any other Person duly authorized by the Company and that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.02.

“Outstanding”, when used with respect to any Securities, means, as of such determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(ii) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) any such Security which has been paid pursuant to Section 3.06(c) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a protected purchaser in whose hands such Security is a valid obligation of the Company;

(iv) any such Security subject to the exercise of the Spanish Bail-in Power which results in the redemption, cancellation, or the conversion into another security or other securities, of all Amounts Due on such Security or such Security otherwise ceasing to be outstanding; and

(v) any such Security purchased by the Company or any member of the Group or any other legal entity acting on behalf of the Company pursuant to Section 11.13 (A) for so long as such purchased Security is held by the Company or any member of the Group or any other legal entity acting on behalf of the Company pursuant to Section 11.13 or (B) if such purchased Security has been surrendered to the Trustee for cancellation;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.02 at the time of such determination, (ii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or of such other obligor.

“Paying Agent” means, when used with respect to the Securities of any series, any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, the Securities of such series on behalf of the Company.

“Payment Statement” means the statement to be delivered to the Company by the Paying Agent pursuant to the terms of the relevant supplemental indenture.

“Person” means any individual, Corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to, such Security are payable as provided in or pursuant to this Indenture.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

“Qualifying Securities” means, with respect to the Securities of a series which is subject to any substitution or modification pursuant to Section 8.04, at any time, any securities issued by the Company (including any Securities so modified so as to remain Qualifying Securities) that:

(i) contain terms which comply with the then-current requirements (a) (so long as the Securities of such series are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital or (b) (to the extent the Securities of such series cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) for inclusion in the Eligible Liabilities Amount, in each case as provided under Applicable Banking Regulations;

(ii) have the same denomination and aggregate outstanding principal amount, the same currency in which payments shall be payable, the same rate of interest and terms for the determination of any applicable rate of interest, the same date of maturity and the same dates for payment of interest as such series of Securities immediately prior to any substitution or modification pursuant to Section 8.04;

(iii) have the same or higher ranking as is applicable to such series of Securities on the issue date of such series of Securities pursuant to Article 14;

(iv) preserve any existing rights under the Securities to any accrued interest which has not been paid in respect of the period from (and including) the Interest Payment Date last preceding the date of any substitution or modification pursuant to Section 8.04; and

(v) are listed or admitted to trading on any stock exchange as selected by the Company, if such series of Securities were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification pursuant to Section 8.04.

“RD 1012/2015” means Spanish Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended, as amended, replaced or supplemented from time to time.

“Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture. Except as otherwise provided in the relevant Security, the Redemption Price of a Security to be redeemed means its principal amount, together with accrued but unpaid interest, if any, thereon to but not including the Redemption Date.

“Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture as the “Regular Record Date”.

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to the Company and/or the Group from time to time.

“Relevant Date” has the meaning specified in Section 10.04.

“Relevant Spanish Resolution Authority” means the Spanish Fund for Orderly Bank Restructuring (Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

“Resolution” means, with respect to any Person, that any Relevant Spanish Resolution Authority shall have announced or determined that such Person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015 and the SRM Regulation.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Subordinated Debt” means the contractually subordinated obligations (créditos subordinados) of the Company, present and future, ranking as subordinated debt not constituting Additional Tier 1 Capital or Tier 2 Capital of the Company and/or the Group, in accordance with Spanish law, for the purposes of Additional Provision 14.3.1º of Law 11/2015.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

“Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed by the Trustee pursuant to Section 3.07.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

“Stated Maturity” means, with respect to the principal of, or an installment of principal of or interest on, or any Additional Amount with respect to, a Security, the date established by or pursuant to this Indenture as the fixed date on which the relevant amount is due and payable.

“Subsidiary” means any entity over which the Company may have, directly or indirectly, control in accordance with Article 42 of the Spanish Commercial Code (Código de Comercio) as approved by Royal Decree of August 22, 1885, as amended, replaced or supplemented from time to time and/or Applicable Banking Regulations.

“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations.

“Tier 2 Instrument” means any instrument of the Company qualifying as Tier 2 Capital, in whole or in part.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended, replaced or supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, or, if a different Trustee is appointed for a particular series of Securities, the Trustee named in the relevant indenture supplemental hereto as the Trustee for that particular series of Securities and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series; provided that the Trustee shall not be the Company or any other obligor of the Securities or any Affiliate of the Company or such other obligor.

“United States”, except as otherwise provided herein or in any Security, means the United States of America (including the states thereof and the District of Columbia), and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“U.S. Depository” or “Depository” means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depository” or “Depository” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

“Vice President” when used with respect to the Company or the Trustee, means any vice president or similar officer, whether or not designated by a number or a word or words added before or after the title “Vice President”.

Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Meetings; Record Dates. (a) Except as otherwise provided under this Indenture or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of a series may be embodied in and evidenced by one or more written instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of a series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action (including an Act) provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this Section 1.04(c) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in Section 1.04(d). If any record date is set pursuant to this Section 1.04(c), the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this Section 1.04(c) shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(c) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 1.04(c) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.04(c), the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

(d) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of: (i) any declaration of acceleration referred to in Section 5.02; (ii) any request to institute proceedings referred to in Section 5.07(ii); or (iii) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this Section 1.04(d), the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this Section 1.04(d) shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(d) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 1.04(d) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.04(d), the Trustee, at the expense of the Company, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

(e) With respect to any record date set pursuant to this Section with respect to the Securities of a series, the party or parties hereto which set such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party or parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be designated later than the 180th day after the applicable record date and, if an Expiration Date is not designated, with respect to any record date set pursuant to this Section, the party or parties hereto which set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

(f) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(g) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such request, demand, authorization, direction, notice, consent, waiver or other Act is made upon such Security.

Section 1.05. Notices, etc., to Trustee and Company. (a) Any request, demand, authorization, direction, notice, consent, waiver or record of an Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder, or any request, demand, authorization, direction, notice, consent or waiver by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office.

(b) Any record of an Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of ALM—Finance at Calle Azul 4, 28050 Madrid, Spain (alm.internal.control@bbva.com), or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06. Notice to Holders of Securities; Waiver. (a) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Notwithstanding the foregoing, any notice given to the Holder of a Global Security shall be sufficiently given if such notice is given to such Holder through the Depository, in accordance with the Depository’s applicable procedures from time to time.

(b) Any notice which is given in the manner provided in this Section 1.06 shall be conclusively presumed to have been duly given or provided, whether or not such Holder actually receives the notice. Without limiting the generality of the foregoing, in any case where notice to Holders of Securities is given by mail as provided by this Section 1.06, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07. Language of Notices. Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns. All covenants and agreements in this Indenture made by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause. In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture. Nothing in this Indenture or any Security, express or implied, shall give to any Person (other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. Governing Law. This Indenture and the Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Indenture, the authorization, issuance and execution by the Company of the Securities, the Securities to the extent set forth therein and Section 14.01, Section 14.02 and Article 15 hereof shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

Section 1.14. Legal Holidays. In any case where any Interest Payment Date, Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity or Maturity, as the case may be.

Section 1.15. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1.16. Appointment of Agent for Service; Submission to Jurisdiction. (a) The Company hereby designates and appoints Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105 as its authorized agent (the

“Authorized Agent”) upon which process may be served in any suit or proceeding, other than a Bail-in Dispute (as defined in Section 1.16(c)), in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York arising out of or relating to the Securities or this Indenture, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action.

(b) Except as provided in Section 1.16(c), the Company hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York in any suit or proceeding arising out of or relating to the Securities or this Indenture, and irrevocably waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

(c) Notwithstanding anything to the contrary in the Securities or this Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Securities or this Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Company, the Trustee, each Holder and beneficial owner of any Securities and each Paying Agent, transfer agent, Authenticating Agent and Security Registrar submits, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of the Company, the Trustee, each Holder and beneficial owner of any Securities and each Paying Agent, transfer agent, Authenticating Agent and Security Registrar further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Section 1.17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND EACH HOLDER AND BENEFICIAL OWNER OF A SECURITY BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.”

(b) Section 2.01 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“Section 2.01. Forms Generally. Each Security issued pursuant to this Indenture shall be substantially in the form set forth in Exhibits A and B hereto or in such other form established by or pursuant to a Board Resolution or an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security as evidenced by their execution of such Security.”

(c) Section 2.04 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“Section 2.04. Forms of Legends for Global Securities. Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder which is deposited with The Depository Trust Company shall bear legends in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY MAY NOT BE OFFERED, DISTRIBUTED OR SOLD IN THE KINGDOM OF SPAIN IN THE PRIMARY MARKET. HOWEVER, THIS SECURITY MAY BE SOLD TO SPANISH RESIDENT INVESTORS IN CIRCUMSTANCES THAT SATISFY THE REQUIREMENTS SET FORTH IN THE RULING OF THE DIRECTORATE GENERAL FOR TAXATION (DIRECCIÓN GENERAL DE TRIBUTOS) OF JULY 27, 2004.

NOTWITHSTANDING THIS, THIS SECURITY SHALL NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AT ANY TIME TO ANY RETAIL INVESTOR IN SPAIN AND ANY SALES OF THIS SECURITY IN SPAIN ACCORDING TO THE PREVIOUS PARAGRAPH SHALL BE MADE ONLY TO PROFESSIONAL CLIENTS (CLIENTES PROFESIONALES) AS DEFINED IN ARTICLE 194 OF THE SPANISH SECURITIES MARKETS AND INVESTMENT SERVICES ACT (LEY 6/2023, DE 17 DE MARZO, DE LOS MERCADOS DE VALORES Y DE LOS SERVICIOS DE INVERSIÓN) (THE “LMV”) OR ELIGIBLE COUNTERPARTIES (CONTRAPARTES ELEGIBLES) AS DEFINED IN ARTICLE 196 OF THE LMV AND AS FURTHER LIMITED BY THE SECOND PARAGRAPH OF ARTICLE 192 OF THE LMV. FOR THESE PURPOSES, A “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II.”

(d) The second paragraph of Section 3.01 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“With respect to any Securities to be authenticated and delivered hereunder, there shall be established or issued in or pursuant to a Board Resolution or an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series, the applicable terms of such Securities, including the following (in each case, where applicable),”

(e) Section 3.01(r) of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“(r) [Reserved];”

(f) Section 3.01(w) of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“(w) any other terms of such Securities which the Company may establish;”

(g) Section 3.03 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“Section 3.03. Execution, Authentication, Delivery and Dating. Securities shall be executed on behalf of the Company by one of the representatives of the Company entitled to do so by Board Resolution or by any member of the Board of Directors. The signature of any of these authorized representatives on the Securities may be manual, facsimile or electronic.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution, Officer’s Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.01 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon,

(a) an Opinion of Counsel to the effect that:

(i) the form or forms and terms of such Securities, if any, have been established in conformity with the provisions of this Indenture;

(ii) all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertion and executed and delivered by the Company to the Trustee for authentication pursuant to this Indenture and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture; such Opinion of Counsel need express no opinion as to the availability of equitable remedies;

(iii) such Securities have been duly authorized, executed and delivered by the Company; and

(iv) this Indenture has been qualified under the Trust Indenture Act; and

(b) an Officer’s Certificate stating that, to the best knowledge of the Persons executing such certificate, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer’s Certificate at the time of issuance of each Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise be in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.02 or 6.13 executed by or on behalf of the Trustee by the manual, facsimile or electronic signature of one of its authorized officers or by the Authenticating Agent. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.”

(h) The second paragraph of Section 3.07(a) of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“The Company shall, before 10:00 a.m. (New York time) on each due date of the principal (and premium, if any) or interest or any other amounts due on any Securities, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal (and premium, if any) or interest or any other amounts due or so becoming due, such sum to be held in trust by the Paying Agent for the benefit of the Persons entitled to such principal, premium or interest or any other amounts due and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee and the Paying Agent of its action or failure so to act. Subject to actual receipt of such funds as provided by this Section by the designated Paying Agent, such Paying Agent shall make payments on the Securities in accordance with the provisions of this Indenture.”

(i) Section 4.01 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“Section 4.01. Satisfaction and Discharge. (a) Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order (except as to any surviving rights of registration of transfer or exchange or conversion of Securities of such series herein expressly provided for and any right to receive Additional Amounts), and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(i) either

(A) all Securities of such series theretofore authenticated and delivered (other than (y) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (z) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to, such Securities, to the date of such deposit;

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

(b) In addition, upon the exercise of the Spanish Bail-in Power with respect to the Securities of a series which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Securities of such series or such Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of Securities and such Securities shall thereafter be deemed to be not “Outstanding”.

(c) In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

(d) Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Sections 6.06 and 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (a)(i) of this Section, the obligations of the Trustee under Sections 3.05, 3.06 and the last paragraph of Section 10.03 shall survive.”

(j) Sections 4.02, 4.03 and 4.04 and 4.05 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following, respectively:

“Section 4.02. [Reserved].

Section 4.03. [Reserved].

Section 4.04. [Reserved].

Section 4.05. [Reserved].”

(k) Article 5 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 5

REMEDIES

Section 5.01. Event of Default. “Event of Default”, wherever used herein with respect to Securities of any series, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the last paragraph of this Section 5.01, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Company or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Company for the dissolution or winding up of the Company (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in Section 8.01 (in this case, even without being approved by an Act of the Holders of the Securities of such series) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the Holders of the Securities of such series).

Notwithstanding any other provision in this Indenture, any Resolution or Early Intervention with respect to the Company shall not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or any other provision of this Indenture with respect to the Securities of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Securities of any series or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of any series, shall constitute an Event of Default or default under this Indenture or the Securities of any series or otherwise constitute non-performance of a contractual obligation, or entitle the Holders of the Securities of any such series to any remedies, which are hereby expressly waived. In addition, no repayment or payment of Amounts Due on the Securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then the principal, or such lesser amount as may be provided for in the Securities of such series, of such Outstanding Securities or Security, as the case may be, shall be deemed to have been declared, and shall become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the Securities of any series) may give rise to a declaration of acceleration pursuant to this Section 5.02.

(b) At any time after such a declaration of acceleration with respect to Securities or Security, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, may by Act, rescind and annul such declaration and its consequences if:

(i) the Company has paid or deposited with the Trustee a sum of money sufficient to pay:

(A) all overdue installments of any interest on and Additional Amounts with respect to all Securities of such series,

(B) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Securities,

(C) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07; and

(ii) all Event(s) of Default with respect to Securities of such series shall have been cured or waived as provided in Section 5.13.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Company covenants that if:

(i) default is made in the payment of any installment of interest on or any Additional Amounts with respect to any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 21 days, or

(ii) default is made in the payment of the principal of or any premium on any Security at its Maturity and such default is not remedied, in the case of a default in the payment of the principal, within 14 days and, in the case of a default in the payment of any premium, within 30 days, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07.

(b) If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, acting upon an Act of the Holders of Securities of such series or in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities, and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

(c) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

No remedy against the Company other than as provided in this Article 5 shall be available to the Holders, whether for the recovery of amounts owing to the Holders in respect of the Securities of any series or under this Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Securities of any series or under this Indenture.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other similar judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or such other obligor or their creditors (other than under or in connection with a proceeding not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in accordance with this Indenture in order to have claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) allowed in any such proceeding;

provided that the Company shall not, as a result of the bringing of any such proceeding, be obliged to pay any sum representing or measured by reference to principal, premium, interest or Additional Amounts on the Securities sooner than the same would otherwise have been payable by it. In particular, and subject as aforesaid, the Trustee shall be authorized to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder and beneficial owner of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or beneficial owners, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 6.07.

Subject to Article 8 and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder or beneficial owner of a Security any plan of reorganization, arrangement, adjustment or composition affecting any Securities or the rights of any Holder or beneficial owner of any Security, or to authorize the Trustee to vote in respect of the claim of any such Holder or beneficial owner in any such proceeding.

The provisions of this Section 5.04 are subject to the provisions of Section 14.01.

Section 5.05. Trustee May Enforce Claims without Possession of Securities. All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the provisions of Article 14), be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall, subject to the provisions of Section 14.02 in relation to waiver of rights of set-off and Section 14.01 in relation to the subordination of the Securities, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Securities in respect of which or for the benefit of which such money has been collected and is due and owing to the Trustee (including any predecessor Trustee) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons entitled thereto.

Section 5.07. Limitations on Suits. No Holder (which, for the purposes of this Section 5.07, includes each holder of a beneficial interest in the Securities of any series) of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to such Security, this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series specifying such Event of Default and stating that such notice is a “Notice of Event of Default” hereunder;

(ii) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder with respect to such series of Securities and such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holder or Holders of any Security, or to obtain or to seek to obtain priority or preference over any other such Holder or Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of such series or Holders of any other Security.

Section 5.08. Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts. Notwithstanding any other provision in this Indenture and in any Security, and subject to as otherwise provided in this Article 5, Article 14 in relation to the subordination of the Securities of any series and Article 15 on the exercise of the Spanish Bail-in Power, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.07) interest on, and any Additional Amounts with respect to, such Security on or after the dates upon which such amounts become due and payable pursuant to the terms hereof or the terms expressed in such Security (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder, except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted, to the extent permitted by applicable law.

Section 5.10. Rights and Remedies Cumulative. Subject to the limitations on remedies provided for in this Article 5, except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, subject as aforesaid, prevent the concurrent assertion or employment of any other appropriate right or remedy, to the extent permitted by applicable law.

Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein, except as otherwise provided in applicable law. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 5.12. Control by Holders of Securities. Subject to Section 6.02(e), the Holders of a majority in principal amount of the Outstanding Securities of the relevant series, by Act, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred on the Trustee hereunder, with respect to the Securities of such series; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

(ii) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the rights of the other Holders of Securities of such series not joining in such action, and

(iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13. Waiver of Past Defaults. (a) Subject to Section 5.02(b)(i)(D), the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series, by Act, waive any past default hereunder with respect to such series and its consequences, except a default:

(i) in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Security of such series, or

(ii) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

(b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom (if applicable) shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder and beneficial owner of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of Outstanding Securities of a series, or to any suit instituted by any Holder for the enforcement of the payment of principal of, any premium or (subject to Section 3.07) interest on, or any Additional Amounts with respect to, any Security on or after the dates upon which such amounts become due and payable pursuant to the terms hereof or the terms expressed in such Security (or, in the case of redemption, on or after the Redemption Date).”

(l) Sections 6.02(e), 6.02(f) and 6.02(g) of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following provisions, respectively:

“(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation or inquiry into (i) the performance of the Company of any of its covenants set forth in this Indenture and (ii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney; provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee shall not be charged with knowledge of the occurrence of any default or an Event of Default, and such knowledge shall not be imparted to the Trustee, unless a Responsible Officer of the Trustee has received written notice of such default or Event of Default from the Company or any Holder of an Outstanding Security of the relevant series and such notice references the specific default or Event of Default under the Securities of such series and this Indenture, and is given in the manner required by Section 1.05 hereof;”

(m) Section 6.03 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“Section 6.03. Notice of Defaults. Within 90 days after the occurrence of any default hereunder known to the Trustee with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.03(c), notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.”

(n) Section 6.04 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“Section 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s and any Authenticating Agent’s certificates of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.”

(o) Section 6.06 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“Section 6.06. Money Held in Trust. Except as provided in Section 10.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder.”

(p) Section 6.07 of the Original Indenture shall be deleted with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“Section 6.07. Compensation and Reimbursement. (a) The Company agrees:

(i) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder as agreed between the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and

(iii) to indemnify the Trustee (which for the purposes of this Section 6.07(a)(iii) shall include its officers, directors, employees and agents acting on behalf of the Trustee) for, and to hold it harmless against, any loss, liability or expense (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense may be attributable to its negligence or bad faith.

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate therein. The Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.

(b) As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on or any Additional Amounts with respect to Securities.

(c) Any compensation or expense incurred by the Trustee after a default specified by Section 5.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.07 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.07. The provisions of this Section 6.07 shall survive the resignation or removal of the Trustee and the termination or, if applicable, the satisfaction or discharge, of this Indenture including any termination under any bankruptcy law and (without prejudice to Section 15.02 of this Indenture if, and to the extent applicable, as set out therein) any exercise of the Spanish Bail-in Power with respect to the Securities of any series.

(d) In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended, to the extent permitted under applicable law, to constitute expenses of administration under any bankruptcy law.

(e) For the avoidance of doubt, any and all amounts due and owing to the Trustee under this Section 6.07 shall be payable within 6 (six) days of the date on which the Trustee can demand payment hereunder for purposes of this Indenture and for purposes of Article 42(1)(e) and Article 46 of Law 11/2015.”

(q) Article 8 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 8

CONSOLIDATION, MERGER AND SALES; ASSUMPTION; SUBSTITUTION AND MODIFICATION

Section 8.01. Company May Consolidate, etc. Nothing contained in this Indenture or in any of the Securities shall prevent any reconstruction, consolidation, amalgamation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive reconstructions, consolidations, amalgamations or mergers in which the Company or the successor or successors of the Company shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company); provided that any Person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of the Company’s assets shall expressly (except where such assumption is automatic by operation of law) assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on all Securities in accordance with the provisions of such Securities and this Indenture, and the performance of every covenant of this Indenture on the part of the Company to be performed or observed.

Upon any such assumption, the acquiring, resulting or successor Person shall succeed to, and substitute, and may exercise every right and power of, the Company under this Indenture with respect to any such Securities with the same effect as if such Person had been named as the Company in this Indenture, and the Company or any legal and valid successor Person which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor and any other obligations and covenants under this Indenture and under any such Securities, as the case may be.

Section 8.02. Non-Spanish Successor Person. In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease permitted by Section 8.01 and Section 5.01 above or any assumption of obligations permitted by Section 8.03 where the acquiring, resulting or successor Person is not incorporated or tax resident in the Kingdom of Spain, Additional Amounts under the Securities will thereafter be payable in respect of taxes imposed by such acquiring, resulting or successor Person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 in respect of taxes imposed by the laws of the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of interest or principal due prior to the date of such reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption will be payable only in respect of taxes imposed by the Kingdom of Spain. If the acquiring, resulting or successor Person is not incorporated or tax resident in the Kingdom of Spain, it will also be entitled to redeem the Securities in the circumstances described in Section 11.08(a), except that (i) references to the Kingdom of Spain shall be deemed to refer to such acquiring, resulting or successor Person’s jurisdiction of incorporation or tax residence, and (ii) the relevant change, amendment, application or interpretation must become effective subsequent to the date of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease permitted by Section 8.01 and Section 5.01 or the assumption of obligations permitted by Section 8.03, as the case may be.

Section 8.03. Assumption of Obligations. With respect to the Securities of any series, unless otherwise specified in accordance with Section 3.01, any holding company of the Company or any wholly-owned subsidiary of the Company (for purposes of this Section 8.03 only, a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or of any Person which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal, interest, Additional Amounts and premium (if any) on any series of Securities in accordance with the provisions of such Securities and this Indenture and the performance of every covenant of this Indenture and such series of Securities on the part of the Company to be performed or observed; provided that:

(a) the successor entity shall, except where such assumption is automatic by operation of law, expressly assume such obligations by an amendment to this Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in a form satisfactory to the Trustee;

(b) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with; and

(d) immediately after such assumption, the successor entity shall have ratings for long-term subordinated debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term subordinated debt of the Company (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

Upon any such assumption, the successor entity shall succeed to, and substitute, and may exercise every right and power of, the Company under this Indenture with respect to any such Securities with the same effect as if such successor entity had been named as the Company in this Indenture, and the Company or any legal and valid successor Person which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor and any other obligations and covenants under this Indenture and under any such Securities, as the case may be.

Section 8.04. Substitution and Modification. Notwithstanding any other provision in this Indenture (including Article 9 hereof), if (so long as the Securities of a series are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) a Capital Event or (to the extent the Securities of a series cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) an Eligible Liabilities Event occurs with respect to any series of Securities, including as a result of any change in law or regulation or the application or official interpretation thereof, the Company may substitute all (but not less than all) of the Securities of such series or modify the terms of all (but not less than all) of the Securities of such series, without the consent or approval of the Holders or beneficial owners of the Securities of such series, so that such Securities are substituted by, or their terms are modified to, become again, or remain, Qualifying Securities, subject to: (i) having given not less than five nor more than 30 days’ notice to the Holders of such series in accordance with Section 1.06 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Securities resulting from such modification or, if the Securities are substituted, any difference between the terms of such Securities and those of the Qualifying Securities by which such Securities are substituted, not being materially prejudicial to the interests of the Holders of such Securities and the Company having delivered an Officer’s Certificate to the Trustee to that effect not less than five Business Days prior to (a) in the case of a substitution of the Securities, the issue date of the relevant Qualifying Securities by which such Securities are substituted or (b) in the case of a modification of the terms and conditions of the Securities, the date such modification becomes effective.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the Securities, any variation in the ranking of the relevant Securities as set out in Section 14.01 resulting from any such modification or, in the case of a substitution of the Securities, any difference between the ranking of such Securities as set out in Section 14.01 and that of the Qualifying Securities by which such Securities are substituted, shall be deemed not to be prejudicial to the interests of the Holders of such Securities where the ranking of the Securities or, if the Securities are substituted, of the Qualifying Securities by which such Securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to such Securities under Section 14.01 on the issue date of such Securities.

For the purposes of the second immediately preceding paragraph, the notice to be delivered by the Company shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the Holders of such series can inspect or obtain copies of the new terms and conditions of the Securities of such series or, if such Securities are substituted, of the Qualifying Securities by which such Securities are substituted. Such substitution or modification will be effected without any cost or charge to such Holders.

If the Securities of a series are substituted in accordance with this Section 8.04, such Securities shall cease to bear interest from (and including) the date of substitution thereof.

Each Holder and beneficial owner of the Securities of any series shall, by virtue of its acquisition of the Securities of any series or any beneficial interest therein, be deemed to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the Securities of such series as set forth in this Section 8.04 and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Securities of such series, as applicable. Each Holder and beneficial owner of the Securities of any series, by virtue of its acquisition of the Securities of any series or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee and/or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Securities upon the occurrence of (so long as the Securities of a series are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) a Capital Event or (to the extent the Securities of a series cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) an Eligible Liabilities Event, as the case may be.”

(r) Article 9 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders of a series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; provided that such Securities do not cease, as a result thereof, to (so long as the Securities of such series are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) be included in, or count towards, the Group’s or the Company’s Tier 2 Capital or (to the extent the Securities of such series cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations; or

(c) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(e) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(f) to add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(g) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit the discharge of any series of Securities; provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or

(h) to add any additional Event(s) of Default for the benefit of the Holders of all or any series of Securities; provided that such Securities do not cease, as a result thereof, to (so long as the Securities of such series are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) be included in, or count towards, the Group’s or the Company’s Tier 2 Capital or (to the extent the Securities of such series cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations; or

(i) to secure the Securities; provided that such Securities do not cease, as a result thereof, to (so long as such Securities are included in, or count towards the Group’s or the Company’s Tier 2 Capital) be included in, or count towards, the Group’s or the Company’s Tier 2 Capital or (to the extent such Securities cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations; or

(j) to delete, amend or supplement any provision contained herein or in any supplemental indenture; provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities Outstanding immediately prior thereto; or

(k) to delete, amend or supplement any provision contained herein, in any supplemental indenture or the Securities as a result of, and to the extent necessary to effect, the substitution or modification of any series of Securities pursuant to Section 8.04; or

(l) to delete, amend or supplement any provision contained herein, in any supplemental indenture or the Securities as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Section 9.02. Supplemental Indentures with Consent of Holders. (a) With the consent, as evidenced in an Act or Acts, as the case may be, of the Holders of not less than a majority in principal amount of the Securities of each series Outstanding immediately prior thereto affected by such supplemental indenture voting as a class, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and of waiving future compliance with respect to the Indenture and the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Security Outstanding immediately prior thereto affected thereby, shall

(i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Outstanding Security, or reduce the principal amount thereof or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 3.07 and permitted by Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or change the redemption provisions, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Outstanding Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Outstanding Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements for a quorum or voting, or

(iii) modify any of the provisions of the Indenture relating to the subordination of the Outstanding Securities in a manner adverse to Holders of Outstanding Securities, or

(iv) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(v) change in any manner adverse to the interests of the Holders of Outstanding Securities of any series the terms and conditions of the obligations of the Company in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest (including Additional Amounts), if any, thereon, except in each case with respect to any modification or amendment of the Indenture or the Securities pursuant to a supplemental indenture which is entered into pursuant to, and in accordance with, Section 9.01 (in which each such case neither the consent nor the affirmative vote of any Holder of an Outstanding Security affected shall be required).

(b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures. As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.02, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of a Security of a series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. In the event of any conflict between the terms and conditions of this Indenture and the terms and conditions of the relevant supplemental indenture, the terms and conditions of the relevant supplemental indenture shall prevail.

Section 9.05. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.06. [Reserved]

Section 9.07. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.”

(s) Article 10 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal and Any Premium, Interest and Additional Amounts. The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will (subject to the provisions of Section 3.07, Article 14 and Article 15) duly and punctually pay the principal of, any premium and interest on, and any Additional Amounts with respect to, the Securities of such series in accordance with, and except as provided in, the terms thereof and this Indenture.

Section 10.02. Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency. The Company hereby designates as the Place of Payment for each series the Corporate Trust Office, and initially appoints The Bank of New York Mellon, London Branch, for purposes of such Office or Agency. The Company may subsequently appoint an additional place or places where such Securities may be payable. The Company initially appoints The Bank of New York Mellon, London Branch, as Paying Agent and transfer agent and The Bank of New York Mellon, acting through its corporate trust office in New York, as the Security Registrar.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

Section 10.03. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as the Company’s Paying Agent with respect to any series of Securities, it shall, on or before each due date for payment of the principal of, any premium or interest on or Additional Amounts with respect to, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date for payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. The obligation of the Company to pay any such amount shall be satisfied upon the deposit referred to in this paragraph. Receipt of the relevant sum by the Paying Agent (other than the Company acting as its own Paying Agent) shall discharge the Company’s obligations in respect of the relevant payment.

The Company shall cause each Paying Agent for any series of Securities (unless such Paying Agent is the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time and for any purpose pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

If, prior to the payment to Holders of any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Security of any series the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Securities, such money shall be discharged from such trust and (if then deposited with the Trustee or any Paying Agent) shall be paid to the Company, on Company Request.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Security of any series and remaining unclaimed at the end of two years after such principal or any such premium or interest or any such Additional Amounts has become due and payable shall be paid to the Company, on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04. Additional Amounts. The provisions of this Section 10.04 shall be applicable to the Securities of each series except as specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the Officer’s Certificate for such series of Securities. Except as otherwise provided herein, the Company hereby further agrees that any amounts to be paid by the Company with respect to each Security shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts as may be necessary in order that the net amount received by the Holder of such Security under this Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such Holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the Kingdom of Spain other than the mere holding of the Security (or such beneficial interest) or the mere crediting of the Security to its securities account with the relevant Depository;

(b) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Business Day in such place of presentment;

(c) in respect of any Tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Security, if compliance is required by statute or by regulation of the Kingdom of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge;

(d) in respect of any Security presented for payment (where presentation is required) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent; or

(e) to, or to a third party on behalf of, a Holder if the Company does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed Payment Statement from the Paying Agent.

Additional Amounts will also not be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.

No Additional Amounts will be paid by the Company, the Trustee or any Paying Agent on account of any withholding or deduction from a payment on, or in respect of, the Securities where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the Kingdom of Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

For the purposes of (b) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which the full amount of such moneys having been so received and made available for payment to Holders, notice to that effect is duly given to the Holders in accordance with this Indenture.

Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Security of any series, such mention shall be deemed to include the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 10.05. Statement as to Default. For so long as any Securities of any series are Outstanding, the Company will deliver to the Trustee, within 120 days after the end of its fiscal years ending after the date hereof, a brief certificate, complying with Section 314(e) of the Trust Indenture Act, from one or more authorized representatives of the Company, stating whether or not, to the best knowledge of the signer or signers thereof, the Company is in default in the performance and observance of any of the terms, provisions, covenants or conditions of this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided hereunder).

Section 10.06. Corporate Existence. Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 10.07. Waiver of Certain Covenants. Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 9.01(b) or Section 9.01(c) for the benefit of the Holders of Securities of such series or any term, provision or condition set forth in an indenture supplemental hereto, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

(t) Article 11 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 11

REDEMPTION AND PURCHASE OF SECURITIES

Section 11.01. Applicability of Article. Redemption or purchase of Securities of any series at the option of the Company as permitted by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article. In addition, any such redemption or purchase shall be subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.

Section 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or approved by a person authorized to make such election pursuant to a Board Resolution. In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or (b) all of the Securities of any series, with the same interest rate, Stated Maturity and other terms, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount (or in the case of Original Issue Discount Security, the original issue amount) of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restrictions on redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction. The Trustee may conclusively assume that any redemption is in compliance with Applicable Banking Regulations and that if the prior consent of the Regulator is required for any redemption, such consent has been obtained.

Section 11.03. Selection by Trustee of Securities to Be Redeemed. If less than all of the Securities of any series with the same interest rate, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by lot and may provide for the selection for redemption of portions of the principal amount (or in the case of an Original Issue Discount Security, the original issue amount) of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount (or in the case of an Original Issue Discount Security, the original issue amount) of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.06, not less than five nor more than 30 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder actually receives the notice.

All notices of redemption shall state:

(i) the Redemption Date,

(ii) the Redemption Price,

(iii) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount (or in the case of an Original Issue Discount Security, the original issue amount)) of the particular Security or Securities to be redeemed,

(iv) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denomination, containing identical terms and provisions, for the principal amount thereof remaining unredeemed,

(v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(vi) the place or places where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto, and

(vii) the CUSIP number or the Euroclear Bank. S.A./N.V. and Clearstream Banking, société anonyme, reference number of such Securities, if any (or any other numbers used by a Depository to identify such Securities).

Except as otherwise provided herein, notice of redemption published as contemplated by Section 1.06 need not identify particular Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

If the Company has elected to redeem the Securities of any series but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable under this Article 11) will be due and payable.

Section 11.05. Deposit of Redemption Price. On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, and Additional Amounts with respect thereto, all the Securities or portions thereof which are to be redeemed on that date.

Section 11.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest and Additional Amounts to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Global Security as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

Section 11.08. Redemption for Taxation Reasons. (a) Unless otherwise provided in the Securities of the relevant series, all or part only of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company, if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which the Kingdom of Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the issue date of the Securities of such series, (i) the Company would become obligated to pay Additional Amounts in making any payments under the Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) the Company would not be entitled to claim a deduction in computing tax liabilities in the Kingdom of Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next Interest Payment Date on such series of Securities or the value of such deduction to the Company would be reduced, or (iii) the applicable tax treatment of the Securities would be materially affected and such change was not reasonably foreseeable on the issue date of the Securities of such series; provided that, in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Securities then due.

Prior to any notice of redemption of such Securities pursuant to Section 11.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have been satisfied; and (ii) an Opinion of Counsel to the effect that any of the circumstances referred to in the preceding paragraph prevail.

(b) [Reserved]

Section 11.09. Redemption upon a Capital Event. So long as the Securities of a series are included in, or count towards, the Group’s or the Company’s Tier 2 Capital, unless otherwise provided in the Securities of such series, all (but not less than all) of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company if a Capital Event occurs on or after the issue date of such Securities.

Prior to any notice of redemption of such Securities pursuant to Section 11.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section 11.09 have been satisfied; and (ii) an Opinion of Counsel to the effect that the circumstances referred to in the preceding paragraph prevail.

Section 11.10. Redemption upon an Eligible Liabilities Event. To the extent the Securities of a series cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital, unless otherwise provided in the Securities of such series, all (but not less than all) of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company if an Eligible Liabilities Event occurs on or after the issue date of such Securities.

Prior to any notice of redemption of such Securities pursuant to Section 11.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section 11.10 have been satisfied; and (ii) an Opinion of Counsel to the effect that the circumstances referred to in the preceding paragraph prevail.

Section 11.11. Redemption at the Option of the Company. Unless otherwise provided in the Securities of the relevant series, all or part only of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company on any optional redemption date or any date during any optional redemption period, as the case may be, that may be applicable to the Securities of such series.

Section 11.12 Clean-up Call. Unless otherwise provided in the Securities of the relevant series, if, on or after the issue date of the Securities of such series, Securities of such series representing, in the aggregate, 75% or more of the aggregate principal amount of the Securities of such series (including any Securities which have been cancelled by the Trustee in accordance with Section 11.13) have been purchased by or on behalf of the Company or any member of the Group, the Securities of such series may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price.

Section 11.13. Purchases of Securities. Unless otherwise specified with respect to the relevant Securities pursuant to Section 3.01, the Company or any member of the Group or any other legal entity acting on behalf of the Company may purchase or otherwise acquire any of the Outstanding Securities of any series at any price in the open market or otherwise. Upon their acquisition, such Securities may be held, resold or, at the option of the Company, surrendered to the Trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations).”

(u) Article 12 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 12

[Reserved]”

(v) Article 13 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 13

[Reserved]”

(w) Article 14 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 14

SUBORDINATION OF SECURITIES

Section 14.01. Status and Ranking of Securities. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities (which, for the purposes of this Article 14, includes each holder of a beneficial interest in the Securities) of any series by his acceptance thereof, likewise covenants and agrees that the payment obligations of the Company under the Securities of such series constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company and, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company will rank as follows:

(i) for so long as the relevant Securities constitute Tier 2 Instruments of the Company:

(a) junior to any (I) claim in respect of any unsubordinated obligations of the Company (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law), (II) claim in respect of Senior Subordinated Debt and (III) other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the obligations of the Company in respect of the Securities and do not qualify as Additional Tier 1 Instruments or Tier 2 Instruments;

(b) pari passu without any preference or priority among themselves and with all claims in respect of other contractually subordinated obligations of the Company under any outstanding Tier 2 Instruments, present and future, and any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of the Company in respect of the Securities; and

(c) senior to (I) any claim in respect of any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of the Company in respect of the Securities, including, without limitation, any claim in respect of contractually subordinated obligations of the Company under any outstanding Additional Tier 1 Instruments, present and future, and (II) ordinary shares of the Company; and

(ii) to the extent the relevant Securities cease to constitute Tier 2 Instruments of the Company:

(a) junior to any claim in respect of any unsubordinated obligations of the Company (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law) and any other subordinated obligations which by law and/or by their terms, and to the extent permitted by Spanish law, rank senior to the obligations of the Company in respect of Senior Subordinated Debt;

(b) pari passu without any preference or priority among themselves and with all claims in respect of Senior Subordinated Debt, and any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of the Company in respect of Senior Subordinated Debt; and

(c) senior to (I) any claim in respect of any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of the Company in respect of Senior Subordinated Debt, including, without limitation, any claim in respect of contractually subordinated obligations of the Company under any outstanding Additional Tier 1 Instruments or Tier 2 Instruments, present and future, and (II) ordinary shares of the Company, such that any relevant claim in respect of the Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

Upon the insolvency (concurso de acreedores) of the Company, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the Securities of any series with respect to claims for accrued but unpaid interest on such Securities shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of the Insolvency Law. No further interest on the Securities of any series shall accrue from the date of declaration of the insolvency of the Company. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against the Company.

Prior to any voluntary or necessary declaration of insolvency of the Company under the Insolvency Law or any voluntary or mandatory liquidation of the Company or similar procedure, the Company may be subject to an Early Intervention or Resolution or to any other exercise of the Spanish Bail-in Power and the Securities of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no Holder of any Security shall have any claim against the Company in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Section 14.02. Waiver of Right of Set-Off. Subject to applicable law, neither any Holder of the Securities of any series nor the Trustee acting on behalf of the Holders of the Securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Securities of such series or this Indenture and each Holder of the Securities of such series, by virtue of its holding of any Securities of such series or any interest therein, and the Trustee acting on behalf of the Holders of the Securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any Holder of a Security of any series or any interest therein by the Company in respect of, or arising under, the Securities of such series are discharged by set-off, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if any voluntary or involuntary liquidation of the Company shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Section 14.03. Authorization of Holders to Trustee to Effectuate Subordination. Each Holder of Securities of any series, by his acquisition of a Security will be deemed to have agreed to the subordination as described in Section 14.01. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of the Kingdom of Spain, to the extent necessary to effectuate the subordination provisions of the Security and to the extent permitted by Spanish law. In addition, each Holder of Securities of any series by his or her acquisition of such Securities, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of such Securities as provided in this Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such Holder’s behalf.

Section 14.04. Payments on Securities Permitted. Except as set forth in Section 14.01 and Article 15, nothing contained in this Indenture or in any of the Securities shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time, payments of principal of (or premium, if any) or interest, if any, on the Securities or on account of the purchase or other acquisition of Securities, or (ii) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Securities, unless the Trustee shall have received at its Corporate Trust Office, more than three Business Days prior to the date fixed for such payment, written notice of any event prohibiting the making of such payment.

Section 14.05. Modifications of Terms of Company Senior Indebtedness. Any renewal or extension of the time of payment of any Company Senior Indebtedness or the exercise by the holders of Company Senior Indebtedness of any of their rights under any instrument creating or evidencing Company Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done without any notice to or assent from the Holders or the Trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Company Senior Indebtedness is outstanding or of such Company Senior Indebtedness, whether or not such action is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article 14 or of the Securities relating to the subordination thereof.

Section 14.06. Trustee Claims under Indenture Not Subordinated. Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

Section 14.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 14, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which the relevant insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Company Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14.

Section 14.08. Trustee Not Fiduciary for Holders of Company Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Company Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of

Company Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise. With respect to the holders of Company Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 14 and no implied covenants or obligations with respect to holders of Company Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 14.09. Article Applicable to Paying Agents. At all times when a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 14 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 14 in addition to or in place of the Trustee; provided, however, that Sections 14.06 and 14.08 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent. For the avoidance of doubt, where the Trustee also acts as Paying Agent, the term “Trustee” as used in this Article 14 shall (unless the context otherwise requires) be construed as extending to and including the Trustee in its capacity as Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article 14 in addition to or in place of the Trustee.”

(x) Article 15 of the Original Indenture shall be deleted in its entirety with respect to the Tier 2 Securities only and shall not apply to the Tier 2 Securities and shall, with respect to the Tier 2 Securities only, be replaced by the following:

“ARTICLE 15

EXERCISE OF SPANISH BAIL-IN POWER

Section 15.01. Agreement with Respect to the Exercise of Spanish Bail-in Power. (a) Notwithstanding any other term of the Securities of any series, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder of the Securities of any series, by its acquisition of the Securities of any series, each Holder (which, for the purposes of this Article 15, includes each holder of a beneficial interest in the Securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Securities of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Securities of any series; (b) the conversion of all, or a portion, of the Amounts Due on the Securities of any series into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Securities; (c) the cancellation of the Securities of any series; (d) the amendment or alteration of the maturity of the Securities of any series or amendment of the amount of interest payable on the Securities of any series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Securities of any series or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the Securities of any series, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Securities of any series or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the Securities or under this Indenture. By its acquisition of the Securities of any series, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the Securities of any series, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of such series. Additionally, by its acquisition of the Securities of any series, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of such series: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the Securities of such series that is written down, converted to equity and/or cancelled under Section 5.12 of this Indenture; and (ii) this Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of a series, so long as any Securities of such series remain Outstanding, there shall at all times be a trustee for the Securities of such series in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by this Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Securities of such series remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the Securities of any series, each Holder shall be deemed to have authorized, directed and requested the relevant Depository (including, if applicable, The Depository Trust Company) and any direct participant therein or other intermediary through which it holds such Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Securities of any series, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(f) If the Company has elected to redeem the Securities of any series but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Securities the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable under Article 11) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the Securities of a series which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Securities of such series or such Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of Securities and such Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires Securities of any series in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Indenture to the same extent as the Holders that acquire the Securities upon their initial issuance, including, without limitation, with respect to this Article 15.

Section 15.02. BRRD Liabilities. Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understandings between the Company and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, and acknowledges, accepts, consents to and agrees to be bound by:

(a) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority in relation to any BRRD Liability of the Company to the Trustee, which may be imposed with or without any prior notice and (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of such BRRD Liability or outstanding amounts due thereon into shares, other securities or other obligations of the Company or another Person, and the issue to or conferral on the Trustee of any such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of any BRRD Liability;

(iii) the cancellation of such BRRD Liability or outstanding amounts due thereon; and/or

(iv) the amendment or alteration of any interest, if applicable, on such BRRD Liability or outstanding amounts due thereon, and the maturity or the dates on which any payments on such BRRD Liability or outstanding amounts are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of such BRRD Liability or outstanding amounts due thereon and/or this Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The terms of this Article 15 shall survive the payment in full of the Securities, the satisfaction and discharge of this Indenture with respect to any series of Securities (where such satisfaction or discharge is allowed by the terms of the relevant series of Securities), the resignation or removal of the Trustee and the termination for any reason of this Indenture.”

(y) The Table of Contents of the Original Indenture shall be amended to the extent necessary to reflect the amendments to the Original Indenture made in this Article 2.

(z) The amendments to the Original Indenture made pursuant to this Article 2 shall be effective immediately prior to the creation of the Tier 2 Securities pursuant to Article 3 hereof.

ARTICLE 3

TIER 2 SECURITIES

Section 3.01. Creation of Tier 2 Securities. There is hereby created a new series of Tier 2 subordinated debt securities, the Tier 2 Securities, to be issued under the Indenture. The Tier 2 Securities will be issued at 100% of their principal amount by means of the public deed of issuance executed on November 8, 2023 and registered with the Mercantile Registry of Vizcaya (Bizkaia) on November 14, 2023.

Section 3.02. Limitation on Aggregate Principal Amount of Tier 2 Securities. The aggregate principal amount of the Tier 2 Securities shall initially be limited to $750,000,000 (except for Tier 2 Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Tier 2 Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 9.05 or 11.07 of the Original Indenture (as amended and supplemented hereby) or the terms of such Tier 2 Securities and except for any Tier 2 Securities that, pursuant to Section 3.03 of the Original Indenture (as amended and supplemented hereby), are deemed never to have been authenticated and delivered thereunder). The Issuer may from time to time, without the consent of the Holders of Tier 2 Securities, create and issue further securities having the same terms and conditions as the previously issued Tier 2 Securities in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue shall be consolidated and form a single series with the Outstanding Tier 2 Securities; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended.

Section 3.03. Payment of Principal. The principal of the Outstanding Tier 2 Securities shall be due and payable on the Stated Maturity Date or on such earlier date as the principal thereof may become due and payable in accordance with the provisions hereof.

Section 3.04. Interest and Interest Rate. (a) From (and including) the Issue Date to (but excluding) November 15, 2033 (the “Reset Date”) or any date of earlier redemption, the Tier 2 Securities will bear interest at a fixed rate of 7.883% per annum. From (and including) the Reset Date to (but excluding) the Stated Maturity Date or any date of earlier redemption, the Tier 2 Securities will bear interest at a fixed rate per annum equal to the 1-year UST, as determined by the Calculation Agent, plus 330 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards).

(b) The Issuer will pay interest in arrears on the Tier 2 Securities semi-annually on May 15 and November 15 of each year, commencing on May 15, 2024, up to (and including) the Stated Maturity Date or any date of earlier redemption (each an “Interest Payment Date”).

(c) Interest on the Tier 2 Securities will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the Tier 2 Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.

(d) On the first Interest Payment Date, the Issuer will pay interest for the period beginning on (and including) the Issue Date to (but excluding) May 15, 2024.

(e) If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(f) If the Stated Maturity Date or date of earlier redemption of any Tier 2 Security falls on a day that is not a Business Day, payment of principal and interest on the applicable Tier 2 Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.

(g) Interest on each Tier 2 Security will be paid only to the Person in whose name such Tier 2 Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

Section 3.05. Denominations, Minimum Purchase Amount. The Tier 2 Securities may be issued in minimum denominations of $200,000 with increments of $200,000 thereafter.

Section 3.06. Calculation Agent. (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon, London Branch as its initial Calculation Agent under the Indenture for the purpose of calculating the interest rates on the Tier 2 Securities in the manner and at the times provided in Section 3.04 of this First Supplemental Indenture, and the Calculation Agent hereby accepts such appointment as the Issuer’s agent. No amendment to the provisions of the Tier 2 Securities relating to the duties or obligations of the Calculation Agent hereunder may become effective without the prior written consent of the Calculation Agent, which consent shall not be unreasonably withheld.

(b) The Calculation Agent shall exercise due care to determine the interest rates on the Tier 2 Securities and shall communicate the same to the Issuer, the Trustee, the Depository, the Paying Agent and any other paying agent identified to it in writing as soon as practicable after each determination. The Calculation Agent will, upon the request of the Holder of any Tier 2 Security, provide the interest rate then in effect with respect to such Tier 2 Security.

(c) The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

(i) The Calculation Agent shall be entitled to such compensation as may be agreed upon in writing with the Issuer for all services rendered by the Calculation Agent, and the Issuer promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including reasonable attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability and excluding taxes based upon, measured by or determined by the income of the Calculation Agent) incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (1) the written opinion or advice of legal or other professional advisors reasonably satisfactory to it and upon obtaining the prior written consent of the Issuer or (2) written instructions from the Issuer. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this section shall survive the resignation or removal of the Calculation Agent and the termination of this First Supplemental Indenture.

(ii) In acting under this First Supplemental Indenture and in connection with the Tier 2 Securities, the Calculation Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the owners or Holders of the Tier 2 Securities.

(iii) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Tier 2 Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) The Calculation Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, any Tier 2 Securities, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Calculation Agent.

(v) Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Issuer for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their gross negligence or willful misconduct.

(vi) The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(vii) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this First Supplemental Indenture against the Calculation Agent.

(viii) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of this First Supplemental Indenture shall be sufficient if signed by any officer of the Issuer.

(ix) The Calculation Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(x) In no event shall the Calculation Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(xi) In no event shall the Calculation Agent be responsible or liable for any failure or delay in the performance of its obligations under this First Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(d) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 30 days after the receipt of such notice by the Issuer, unless the Issuer agrees to accept less notice. The Calculation Agent may be removed by the Issuer (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Issuer, petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer and the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all out-of-pocket expenses incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

(e) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

(f) Any Person into which the Calculation Agent may be merged, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger or consolidation or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this First Supplemental Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation or sale shall forthwith be given to the Issuer and the Trustee.

(g) In the event of any conflict relating to the rights or obligations of the Calculation Agent in connection with the calculation of the interest rate on the Tier 2 Securities, the relevant terms of this First Supplemental Indenture shall govern such rights and obligations.

Section 3.07. Paying Agent. (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon, London Branch as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the Tier 2 Securities, and the Paying Agent hereby accepts such appointment.

(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the Tier 2 Securities.

(c) The Issuer and the Paying Agent shall, in connection with any Interest Payment Date or Redemption Date, comply with the procedures set forth in Exhibit B, including the timely provision by the Paying Agent of a duly executed and completed Payment Statement to the Issuer. If the timely provision of a duly executed and completed Payment Statement is no longer necessary under Spanish law to allow payments on the Tier 2 Securities to be made free and clear of Spanish withholding tax or deduction on account of Spanish taxes, this Section 3.07(c) shall cease to be in effect and the Issuer and the Paying Agent shall no longer be required to comply with the procedures set forth in Exhibit B, including the timely provision by the Paying Agent of a duly executed and completed Payment Statement to the Issuer with respect to any Interest Payment Date or Redemption Date occurring on or after the date on which the timely provision of such Payment Statement is no longer necessary under Spanish law to allow payments on the Tier 2 Securities to be made free and clear of Spanish withholding tax or deduction on account of Spanish taxes. Notwithstanding anything contained herein to the contrary, the Paying Agent shall not be liable for any amounts owed to any person due to its failure to properly comply with the procedures referred to in this Section 3.07(c) except such as may result from the gross negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees.

(d) So long as any principal amount of the Tier 2 Securities remains outstanding, the Issuer shall, insofar as it is practicable, maintain, implement or arrange for the implementation of procedures to facilitate the timely provision by the Paying Agent of a duly executed and completed Payment Statement in respect of the payments referred to in this Section 3.07 under the Tier 2 Securities or the collection of any other documentation concerning the Tier 2 Securities that may be required under Spanish law to allow payments on the Tier 2 Securities to be made free and clear of Spanish withholding tax.

(e) The Paying Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

(i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Issuer for all services rendered by the Paying Agent, and the Issuer promises to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer agrees to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses (including the costs and expenses of defending against any claim of liability and excluding taxes based upon, measured by or determined by the income of the Paying Agent) incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Paying Agent in reliance upon (A) the written opinion of counsel satisfactory to it and upon obtaining the prior written consent of the Issuer or (B) written instructions from the Issuer.

The Paying Agent shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after any officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Paying Agent’s rights hereunder) and the Company shall be entitled to participate therein. The Paying Agent shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.

(ii) In acting under the Indenture and in connection with the Tier 2 Securities, the Paying Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of such Tier 2 Securities.

(iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Tier 2 Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of the Indenture shall be sufficient if signed by any proper officer or an authorized person of the Issuer.

(v) The Paying Agent may, upon obtaining the prior written consent of the Issuer, perform any duties hereunder either directly or by or through agents or attorneys, and, except as otherwise provided herein, the Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(f) (i) The Paying Agent may at any time resign as Paying Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 60 days after the receipt of such notice by the Issuer, unless the Issuer agrees in writing to accept less notice. The Paying Agent may be removed by the Issuer (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer by any proper officer or an authorized person thereof and specifying such removal and the date when it is intended to become effective, subject to the Company providing a copy of such notice to the Trustee. Such resignation or removal shall take effect only upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Paying Agent. If within 60 days after notice of resignation or removal has been given, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent. A successor Paying Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer by any proper officer or an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

(iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Issuer within 30 days of such merger, conversion, consolidation or sale.

Section 3.08. Security Certificates

(a) The Tier 2 Securities shall initially be represented by one or more global certificates (the “Global Certificates”) substantially in the form of Exhibit A (attached hereto), which shall be deposited with a custodian for the Depository and the Tier 2 Securities represented thereby will be registered in the name of a nominee of the Depository (initially Cede & Co.), for the accounts of participants in the Depository.

(b) Tier 2 Securities represented by a Global Certificate may be transferred, in whole and not in part, only: (i) by the Depository to a nominee of the Depository, (ii) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (iii) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c) Beneficial interests in any Tier 2 Securities represented by a Global Certificate will be exchangeable for Tier 2 Securities represented by definitive certificates (“Definitive Certificates”) only if: (i) the Depository notifies the Issuer in writing that it is unwilling, unable or ineligible to continue to act as Depository or that it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor Depository is not appointed by the Issuer within 60 days after the date of such notice from the Depository, (ii) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of Tier 2 Securities represented by Definitive Certificates or (iii) there shall have occurred and be continuing an Event of Default with respect to the Tier 2 Securities.

(d) Upon the occurrence of any of the events specified in Section 3.08(c)(i), (ii) or (iii) above, Tier 2 Securities represented by Definitive Certificates shall be (i) delivered by the Trustee in exchange for beneficial interest in Tier 2 Securities represented by Global Certificates and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depository in accordance with its customary procedures.

Section 3.09. Redemption. (a) The provisions of Article 11 of the Original Indenture (as amended and supplemented hereby) will apply to the Tier 2 Securities. Any such redemption shall be subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force. The “Redemption Price” means, with respect to any Tier 2 Securities to be redeemed pursuant to Article 11 of the Original Indenture (as amended and supplemented hereby), an amount equal to 100% of their principal amount, together with accrued but unpaid interest, if any, thereon to, but excluding, the Redemption Date. The “Redemption Date” of any Tier 2 Securities to be redeemed will be any day fixed by the Issuer for redemption of such Tier 2 Securities and specified in the applicable notice of redemption provided by the Issuer pursuant to Section 11.04 of the Original Indenture (as amended and supplemented hereby); provided, however, that in any case where the Redemption Date shall not be a Business Day, then the Tier 2 Securities will not become due and payable and deposit of the Redemption Price will not be made on such Redemption Date, but the Tier 2 Securities will become due and payable and deposit of the Redemption Price will be made on the next succeeding day that is a Business Day with the same force and effect as if the Tier 2 Securities had become due and payable and the deposit of the Redemption Price had been made on the Redemption Date, and no interest shall accrue on the amount payable on such Redemption Date or at such time for the period from and after such Redemption Date.

(b) All or part only of the Tier 2 Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which the Kingdom of Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the Issue Date of the Tier 2 Securities, (i) the Issuer would become obligated to pay Additional Amounts in making any payments under the Tier 2 Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) the Issuer would not be entitled to claim a deduction in computing tax liabilities in the Kingdom of Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next Interest Payment Date on the Tier 2 Securities or the value of such deduction to the Issuer would be reduced, or (iii) the applicable tax treatment of the Tier 2 Securities would be materially affected and such change was not reasonably foreseeable on the Issue Date; provided that, in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Tier 2 Securities then due.

(c) All (but not less than all) of the Tier 2 Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if (so long as the Tier 2 Securities are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) a Capital Event or (to the extent the Tier 2 Securities cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) an Eligible Liabilities Event occurs on or after the Issue Date of the Tier 2 Securities.

(d) All or part only of the Tier 2 Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer on the Reset Date.

(e) All (but not less than all) of the Tier 2 Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if, on or after the Issue Date, Tier 2 Securities representing, in the aggregate, 75% or more of the aggregate principal amount of the Tier 2 Securities (including any Tier 2 Securities issued after the Issue Date and any Tier 2 Securities which have been cancelled by the Trustee in accordance with Section 11.13 of the Original Indenture (as amended and supplemented hereby)) have been purchased by or on behalf of the Issuer or any member of the Group.

Section 3.10. Definitive Certificates and Authentication. Any Definitive Certificates issued in exchange for beneficial interests in the Tier 2 Securities represented by Global Certificates pursuant to Section 3.08 of this First Supplemental Indenture or Section 2.03 of the Original Indenture (as amended and supplemented hereby) shall be issued in the State of New York. Notwithstanding any other provision in the Indenture or the Tier 2 Securities, the Tier 2 Securities, irrespective of whether they are represented by Global Certificates or Definitive Certificates, shall be issued and authenticated in New York.

Section 3.11. Agreement with Respect to the Exercise of Spanish Bail-in Power. (a) Notwithstanding any other term of the Tier 2 Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of the Tier 2 Securities, each Holder (which, for the purposes of this Section 3.11, includes each holder of a beneficial interest in the Tier 2 Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Tier 2 Securities, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the Tier 2 Securities; (2) the conversion of all, or a portion, of the Amounts Due on the Tier 2 Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Tier 2 Securities; (3) the cancellation of the Tier 2 Securities; (4) the amendment or alteration of the maturity of the Tier 2 Securities or amendment of the amount of interest payable on the Tier 2 Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Tier 2 Securities or the rights of Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the Tier 2 Securities, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Tier 2 Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the Tier 2 Securities or under the Indenture. By its acquisition of the Tier 2 Securities, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Tier 2 Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the Tier 2 Securities, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities. Additionally, by its acquisition of the Tier 2 Securities, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the Tier 2 Securities that is written down, converted to equity and/or cancelled under Section 5.12 of the Original Indenture (as amended and supplemented hereby); and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities, so long as any Tier 2 Securities remain Outstanding, there shall at all times be a trustee for the Tier 2 Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Tier 2 Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the Tier 2 Securities, each Holder shall be deemed to have authorized, directed and requested the Depository and any direct participant therein or other intermediary through which it holds such Tier 2 Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Tier 2 Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Tier 2 Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(f) If the Issuer has elected to redeem the Tier 2 Securities but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Tier 2 Securities the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable under Article 11 of the Original Indenture (as amended and supplemented hereby)) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the Tier 2 Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Tier 2 Securities or such Tier 2 Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of Tier 2 Securities and such Tier 2 Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires Tier 2 Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this First Supplemental Indenture to the same extent as the Holders that acquire the Tier 2 Securities upon their initial issuance, including, without limitation, with respect to this Section 3.11.

Section 3.12. Notices. Any notice, communication or other document (other than a notice, communication or other document delivered pursuant to the procedures set forth in Exhibit B, including a Payment Statement) required to be given to any person hereunder shall be given in accordance with Section 1.05 or Section 1.06 (as the case may be) of the Original Indenture (as amended and supplemented hereby). Any notice hereunder given by telephone, telecopy, letter or email shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

Section 3.13. Instructions by Electronic Means. The Trustee and each Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee and each Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or any Agent Instructions using Electronic Means and the Trustee or the relevant Agent in its discretion elects to act upon such Instructions, the Trustee’s or the relevant Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and the Agents cannot determine the identity of the actual sender of such Instructions and that the Trustee or the relevant Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee or such Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee or the relevant Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Neither the Trustee nor the relevant Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or such Agent’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Agents, including without limitation the risk of the Trustee or any Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee or the relevant Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Supplemental Indenture to be duly executed on its behalf as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as Issuer

By:	/s/ Ignacio Echevarría Soriano
	Name:	Ignacio Echevarría Soriano
	Title:	BBVA Head of Wholesale Funding & Capital Operations

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee, Paying Agent, Transfer Agent and Calculation Agent

By:	/s/ Ricardo Da Rocha
Name: Ricardo Da Rocha
Title: Authorised Signatory

THE BANK OF NEW YORK MELLON, as Security Registrar

By:	/s/ Ricardo Da Rocha
Name: Ricardo Da Rocha
Title: Authorised Signatory

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF SECURITY CERTIFICATE REPRESENTING SECURITIES

No.

CUSIP NO. 05946K AN1

ISIN NO. US05946KAN19

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY MAY NOT BE OFFERED, DISTRIBUTED OR SOLD IN THE KINGDOM OF SPAIN IN THE PRIMARY MARKET. HOWEVER, THIS SECURITY MAY BE SOLD TO SPANISH RESIDENT INVESTORS IN CIRCUMSTANCES THAT SATISFY THE REQUIREMENTS SET FORTH IN THE RULING OF THE DIRECTORATE GENERAL FOR TAXATION (DIRECCIÓN GENERAL DE TRIBUTOS) OF JULY 27, 2004.

NOTWITHSTANDING THIS, THIS SECURITY SHALL NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AT ANY TIME TO ANY RETAIL INVESTOR IN SPAIN AND ANY SALES OF THIS SECURITY IN SPAIN ACCORDING TO THE PREVIOUS PARAGRAPH SHALL BE MADE ONLY TO PROFESSIONAL CLIENTS (CLIENTES PROFESIONALES) AS DEFINED IN ARTICLE 194 OF THE SPANISH SECURITIES MARKETS AND INVESTMENT SERVICES ACT (LEY 6/2023, DE 17 DE MARZO, DE LOS MERCADOS DE VALORES Y DE LOS SERVICIOS DE INVERSIÓN) (THE “LMV”) OR ELIGIBLE COUNTERPARTIES (CONTRAPARTES ELEGIBLES) AS DEFINED IN ARTICLE 196 OF THE LMV AND AS FURTHER LIMITED BY THE SECOND PARAGRAPH OF ARTICLE 192 OF THE LMV. FOR THESE PURPOSES, A “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

GLOBAL SECURITY

representing up to $[500,000,000]

Tier 2 Subordinated Callable Fixed-to-Fixed Rate Notes Due 2034

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture referred to on the reverse hereof, the “Company” or the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[500,000,000] on November 15, 2034 or on such earlier date as the principal hereof may become due and payable in accordance with the provisions hereof.

The Company further unconditionally promises, subject to the Terms and Conditions of the Tier 2 Securities endorsed on the reverse hereof, to pay interest semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2024, until maturity or redemption (each an “Interest Payment Date”), on said principal sum at (i) a fixed rate of 7.883% per annum from (and including) the issue date to (but excluding) the Reset Date or any date of earlier redemption and, thereafter, (ii) a rate per annum equal to the 1-year UST as of the second Business Day immediately preceding the Reset Date, as determined by the Calculation Agent (each term as defined on the reverse hereof), plus 330 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards). Interest shall accrue from and including the most recent Interest Payment Date or, with respect to the first Interest Payment Date, from and including the date of issuance, until the principal hereof is paid or made available for payment. The interest payable on any such Interest Payment Date will, subject to certain conditions set forth in the Indenture referred to on the reverse hereof, be paid to the Holder in whose name this Tier 2 Security is registered as of the close of business on the 15th calendar day (whether or not such day is a Business Day) immediately preceding such Interest Payment Date.

Payment of the principal amount of and any interest on, this Tier 2 Security will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder.

Notwithstanding any other term of this Tier 2 Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this Tier 2 Security, each Holder (including, for purposes of this paragraph, each holder of a beneficial interest in the Tier 2 Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power (as defined on the reverse hereof) by the Relevant Spanish Resolution Authority (as defined on the reverse hereof), which may be imposed with or without any prior notice with respect to the Tier 2 Security, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due (as defined on the reverse hereof) on this Tier 2 Security; (2) the conversion of all, or a portion, of the Amounts Due on this Tier 2 Security into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of this Tier 2 Security; (3) the cancellation of this Tier 2 Security; (4) the amendment or alteration of the maturity of this Tier 2 Security or amendment of the amount of interest payable on this Tier 2 Security, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Tier 2 Security or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. The Holder shall not have any claim against the Company in connection with or arising out of any such exercise or variation.

Reference is made to the further provisions set forth under the Terms and Conditions of the Tier 2 Securities endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Tier 2 Security shall not be valid or obligatory for any purpose until the certificate of authentication of this Tier 2 Security shall have been executed manually, by facsimile or by electronic signature by or on behalf of the Trustee under the Indenture.

[Remainder of the page left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 15, 2023

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name:
Title:

Certificate of Authentication

This is the Global Security of a series designated herein referred to in the within-mentioned Indenture.

Dated: November 15, 2023

Authenticated in New York

The Bank of New York Mellon, London Branch, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

TERMS AND CONDITIONS OF THE SECURITIES

1. General. This security is one of a duly authorized issue of a series of Tier 2 subordinated debt securities of the Company, designated as its Tier 2 Subordinated Callable Fixed-to-Fixed Rate Notes due 2034 (referred to as the “Tier 2 Securities”), limited to the aggregate principal amount of $750,000,000 (except as otherwise provided below) and issued or to be issued pursuant to an Indenture (the “Base Indenture”) dated as of July 28, 2016 among the Company and The Bank of New York Mellon, London Branch, as trustee (together with any successor Trustee under the Indenture (as defined herein), the “Trustee”), transfer agent (together with any successor Transfer Agent under the Indenture, the “Transfer Agent”) and paying agent (together with any successor Paying Agent under the Indenture, the “Paying Agent”) and The Bank of New York Mellon, as security registrar (together with any successor Security Registrar under the Indenture, the “Security Registrar”), as amended and supplemented prior to the issuance and authentication hereof by a supplemental indenture dated as of November 15, 2023 among the Company and The Bank of New York Mellon, London Branch, as Trustee, Paying Agent, Transfer Agent and calculation agent (together with any successor Calculation Agent under the Indenture, the “Calculation Agent”) and The Bank of New York Mellon, as Security Registrar (the “First Supplemental Indenture” and, together with the Base Indenture (as amended and supplemented by the First Supplemental Indenture), the “Indenture”). The Tier 2 Securities are subject to the terms and conditions of the Indenture, and such terms and conditions shall have effect as if incorporated herein. All capitalized terms used in this Tier 2 Security but not otherwise defined herein are used as defined in the Indenture and shall have the meanings assigned to them in the Indenture. References herein to any particular Article, Section or other subdivision of the Base Indenture shall refer to any such Article, Section or other subdivision of the Base Indenture as amended and supplemented by the First Supplemental Indenture. The holders of the Tier 2 Securities (each a “Holder”) will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Tier 2 Securities and of the terms upon which the Tier 2 Securities are, and are to be, authenticated and delivered. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Tier 2 Security and the terms of the Indenture, the terms of the Indenture will control.

The Tier 2 Securities will initially be issued in the form of one or more global certificates representing the securities of this series in fully registered form without interest coupons (each a “Global Security”) deposited with The Bank of New York Mellon as custodian for the Depository. The Tier 2 Securities will not be issued in bearer form. The Tier 2 Securities, and transfers thereof, shall be registered as provided in Section 3.05 of the Base Indenture. Any person in whose name a Tier 2 Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, and for all purposes, by the Company and the Trustee as the absolute owner of such Tier 2 Security, regardless of any notice of ownership, theft or loss or of any writing thereon.

2. Principal and Interest. (a) The principal of the Outstanding Tier 2 Securities shall be due and payable on November 15, 2034 (the “Stated Maturity Date”) or on such earlier date as the principal thereof may become due and payable in accordance with the provisions hereof.

(b) From (and including) the Issue Date to (but excluding) November 15, 2033 (the “Reset Date”) or any date of earlier redemption, the Tier 2 Securities will bear interest at a fixed rate of 7.883% per annum. From (and including) the Reset Date to (but excluding) the Stated Maturity Date or any date of earlier redemption, the Tier 2 Securities will bear interest at a fixed rate per annum equal to the 1-year UST, as determined by the Calculation Agent, plus 330 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards).

The Issuer will pay interest in arrears on the Tier 2 Securities semi-annually on each Interest Payment Date, up to (and including) the Stated Maturity Date or any date of earlier redemption.

Interest on the Tier 2 Securities will be calculated on the basis of a 360-day year of twelve 30-day months

For the purposes of calculating the rate of interest applicable from (and including) the Reset Date, “1-year UST” means an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of one year, as published in the most recent H.15.

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by the Company and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time (but prior to) the Reset Determination Date.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

(c) Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the Tier 2 Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.

On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including the Issue Date to but excluding May 15, 2024.

If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

If the Stated Maturity Date or date of earlier redemption of any Tier 2 Security falls on a day that is not a Business Day, payment of principal and interest on the applicable Tier 2 Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.

Interest on each Tier 2 Security will be paid only to the Person in whose name such Tier 2 Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

3. Additional Amounts. Any amounts to be paid by the Company with respect to each Tier 2 Security shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts as may be necessary in order that the net amount received by the Holder of such Tier 2 Security under the Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such Holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Tier 2 Security for whose benefit such Holder holds such Tier 2 Security) having some connection with the Kingdom of Spain other than the mere holding of the Tier 2 Security (or such beneficial interest) or the mere crediting of the Tier 2 Security to its securities account with the relevant Depository;

(b) in the case of a Tier 2 Security presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Business Day in such place of presentment;

(c) in respect of any Tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the Tier 2 Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Tier 2 Security, if compliance is required by statute or by regulation of the Kingdom of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge;

(d) in respect of any Tier 2 Security presented for payment (where presentation is required) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Tier 2 Security to another Paying Agent; or

(e) to, or to a third party on behalf of, a Holder if the Company does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed Payment Statement from the Paying Agent.

Additional Amounts will also not be paid with respect to any payment on any Tier 2 Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Tier 2 Security.

No Additional Amounts will be paid by the Company, the Trustee or any paying agent on account of any withholding or deduction from a payment on, or in respect of, the Tier 2 Securities where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the Kingdom of Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

4. Redemption for Taxation Reasons; Redemption upon a Capital Event; Redemption upon an Eligible Liabilities Event; Redemption at the Option of the Company; Clean-up Call. Any redemption of the Tier 2 Securities shall be made in accordance with the terms of Article 11 of the Base Indenture and be subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.

(a) Redemption for Taxation Reasons. All or part only of the Tier 2 Securities may be redeemed at the Redemption Price at the option of the Company, if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which the Kingdom of Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after November 15, 2023 (the Issue Date of the Tier 2 Securities), (i) the Company would become obligated to pay Additional Amounts in making any payments under the Tier 2 Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) the Company would not be entitled to claim a deduction in computing tax liabilities in the Kingdom of Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next Interest Payment Date on the Tier 2 Securities or the value of such deduction to the Company would be reduced, or (iii) the applicable tax treatment of the Tier 2 Securities would be materially affected and such change was not reasonably foreseeable on the Issue Date; provided that, (x) in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Tier 2 Securities then due.

Prior to any notice of redemption of the Tier 2 Securities pursuant to this paragraph 4(a), the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Tier 2 Securities pursuant to this paragraph 4(a) have been satisfied; and (ii) an Opinion of Counsel to the effect that any of the circumstances referred to in paragraph 4(a) prevail.

(b) Redemption upon a Capital Event; Redemption upon an Eligible Liabilities Event. All (but not less than all) of the Tier 2 Securities may be redeemed at the Redemption Price at the option of the Company if (so long as the Tier 2 Securities are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) a Capital Event, or (to the extent the Tier 2 Securities cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) an Eligible Liabilities Event occurs, on or after November 15, 2023 (the Issue Date of the Tier 2 Securities).

Prior to any notice of redemption of the Tier 2 Securities pursuant to this paragraph 4(b), the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Tier 2 Securities pursuant to this paragraph 4(b) have been satisfied; and (ii) an Opinion of Counsel to the effect that the circumstances referred to in paragraph 4(b) prevail.

(c) Redemption at the Option of the Company. All or part only of the Tier 2 Securities may be redeemed at the Redemption Price at the option of the Company on the Reset Date.

(d) Clean-up Call. All (but not less than all) of the Tier 2 Securities may be redeemed at the Redemption Price at the option of the Company if, on or after the Issue Date, Tier 2 Securities representing, in the aggregate, 75% or more of the aggregate principal amount of the Tier 2 Securities (including any Tier 2 Securities issued after the Issue Date and any Tier 2 Securities which have been cancelled by the Trustee in accordance with the Indenture) have been purchased by or on behalf of the Company or any member of the Group.

5. Event of Default. “Event of Default”, wherever used herein with respect to this Tier 2 Security, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Company or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Company for the dissolution or winding up of the Company (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in Section 8.01 of the Base Indenture (in this case, even without being approved by an Act of the Holders of the Tier 2 Securities) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the Holders of the Tier 2 Securities).

Notwithstanding any other provision in these terms or the Indenture, any Resolution or Early Intervention with respect to the Company shall not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or any other provision in these terms or the Indenture with respect to the Tier 2 Securities. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due (as defined below) on the Tier 2 Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below) with respect to the Company, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities, shall constitute an Event of Default or default under the Indenture or the Tier 2 Securities or otherwise constitute non-performance of a contractual obligation, or entitle the Holders of the Tier 2 Securities to any remedies, which are hereby expressly waived. In addition, no repayment or payment of Amounts Due on the Tier 2 Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the Tier 2 Security) may give rise to a declaration of acceleration referred to in Section 5.02 of the Base Indenture.

6. Substitution and Modification. Each Holder and beneficial owner of the Tier 2 Securities shall, by virtue of its acquisition of the Tier 2 Securities or any beneficial interest therein, be deemed to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the Tier 2 Securities as set forth Section

8.04 of the Base Indenture and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Tier 2 Securities, as applicable. Each Holder and beneficial owner of the Tier 2 Securities, by virtue of its acquisition of the Tier 2 Securities or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee and/or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Tier 2 Securities upon the occurrence of (so long as the Tier 2 Securities are included in, or count towards, the Group’s or the Company’s Tier 2 Capital) a Capital Event or (to the extent the Tier 2 Securities cease to be included in, or count towards, the Group’s or the Company’s Tier 2 Capital) an Eligible Liabilities Event, as the case may be.

7. Enforcement. No Holder of any Tier 2 Security shall have any right by virtue of or by availing itself of any provision of the Indenture or of these terms to institute any proceeding, judicial or otherwise, with respect to the Indenture or the Tier 2 Securities or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Tier 2 Securities, (b) the Holders of not less than 25% in principal amount of the Tier 2 Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Outstanding Tier 2 Securities.

8. Ranking. (a) The payment obligations of the Company under this Tier 2 Security constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company and, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company will rank, for so long as this Tier 2 Security constitutes a Tier 2 Instrument of the Company:

(i)

junior to any (I) claim in respect of any unsubordinated obligations of the Company (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law), (II) claim in respect of Senior Subordinated Debt and (III) other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the obligations of the Company in respect of this Tier 2 Security and do not qualify as Additional Tier 1 Instruments or Tier 2 Instruments;

(ii)

pari passu without any preference or priority among themselves and with all claims in respect of other contractually subordinated obligations of the Company under any outstanding Tier 2 Instruments, present and future, and any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of the Company in respect of this Tier 2 Security; and

(iii)

senior to (I) any claim in respect of any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of the Company in respect of this Tier 2 Security, including, without limitation, any claim in respect of contractually subordinated obligations of the Company under any outstanding Additional Tier 1 Instruments, present and future, and (II) ordinary shares of the Company, such that any relevant claim in respect of this Tier 2 Security will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

To the extent this Tier 2 Security ceases to constitute a Tier 2 Instrument of the Company, the payment obligations of the Company under this Tier 2 Security will rank as provided under Section 14.01(ii) of the Base Indenture.

Upon the insolvency (concurso de acreedores) of the Company, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under this Tier 2 Security with respect to claims for accrued but unpaid interest on this Tier 2 Security shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of the Insolvency Law. No further interest on this Tier 2 Security shall accrue from the date of declaration of the insolvency of the Company. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against the Company.

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

(b) Each Holder and beneficial owner of this Tier 2 Security by his acceptance thereof, to the extent permitted by Spanish law, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the ranking of the Tier 2 Securities provided in this paragraph 8 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such Holder’s or beneficial owner’s behalf.

9. Certain Undertakings and Agreements by Holders. (a) Notwithstanding any other term of this Tier 2 Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this Tier 2 Security, each Holder (which, for the purposes of this paragraph 9, includes each holder of a beneficial interest in the Tier 2 Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Tier 2 Security, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the Tier 2 Securities; (2) the conversion of all, or a portion, of the Amounts Due on the Tier 2 Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Tier 2 Securities; (3) the cancellation of the Tier 2 Securities; (4) the amendment or alteration of the maturity of the Tier 2 Securities or amendment of the amount of interest payable on the Tier 2 Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Tier 2 Securities or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of this Tier 2 Security, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Tier 2 Securities or the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the Tier 2 Securities or under the Indenture. By its acquisition of this Tier 2 Security, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Tier 2 Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of this Tier 2 Security, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities. Additionally, by its acquisition of this Tier 2 Security, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish

Resolution Authority with respect to the Tier 2 Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the Tier 2 Securities that is written down, converted to equity and/or cancelled under Section 5.12 of the Base Indenture; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities, so long as any Tier 2 Securities remain Outstanding, there shall at all times be a trustee for the Tier 2 Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Tier 2 Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of this Tier 2 Security, each Holder shall be deemed to have authorized, directed and requested the Depository and any direct participant in the Depository or other intermediary through which it holds such Tier 2 Security to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Tier 2 Security as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Tier 2 Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Tier 2 Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(f) If the Company has elected to redeem the Tier 2 Securities but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Tier 2 Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable under Article 11 of the Base Indenture) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the Tier 2 Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Tier 2 Securities or such Tier 2 Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of Tier 2 Securities and such Tier 2 Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires this Tier 2 Security in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the Holders that acquire the Tier 2 Securities upon their initial issuance, including, without limitation, with respect to this paragraph 9.

“Amounts Due” with respect to a Tier 2 Security means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts and premium (if any) due on such Tier 2 Security. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by the Company, any Paying Agent or the Trustee pursuant to Section 10.03 of the Base Indenture.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

10. Governing Law. This Tier 2 Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization, issuance and execution by the Company of the Tier 2 Securities and paragraphs 8(a) and 9 shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

11. Additional Terms. Additional terms of the Tier 2 Securities, including but not limited to terms related to payment of defaulted interest; amendments to the Indenture and waiver of past defaults; replacement, exchange and transfer of the Tier 2 Securities; the duties, immunities and rights of the Trustee, the Paying Agent, the Transfer Agent, the Calculation Agent and the Security Registrar; notices; limitation on claims; submission to jurisdiction; and service of process, are set forth in the Indenture and shall have effect as if incorporated herein.

TRUSTEE, PAYING AGENT, TRANSFER AGENT,

CALCULATION AGENT AND REGISTRAR

Trustee

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

Security Registrar

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Paying Agent, Transfer Agent and Calculation Agent

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

EXHIBIT B

PROCEDURES TO BE PERFORMED BY THE ISSUER AND THE PAYING AGENT IN

CONNECTION WITH SPANISH LAW 10/2014, OF JUNE 26, AS AMENDED, AND ROYAL DECREE

1065/2007, OF JULY 27, AS AMENDED

Information Procedures and Certification Obligations of the Paying Agent in respect of payments under the Tier 2 Securities

These procedures set forth the steps to be followed by the Issuer and the Paying Agent in respect of the Tier 2 Securities, pursuant to Section 3.07 of the First Supplemental Indenture to which this Exhibit B is appended. Terms used but not defined herein shall have the meanings assigned to them in the Indenture (as such term is defined in the First Supplemental Indenture to which this Exhibit B is appended).

“Payment Amount” means (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference, if any, between the aggregate Redemption Price of the Tier 2 Securities being redeemed on such date and the aggregate principal amount of such Tier 2 Securities.

“Payment Date” means an Interest Payment Date or a Redemption Date, as applicable.

“Payment Statement” means the statement to be delivered to the Issuer by the Paying Agent, substantially in the form set forth in Annex I to this Exhibit B, pursuant to Section 3.07 of the First Supplemental Indenture.

(1)	In the case of a Redemption Date, no later than 5:00 p.m. New York time on the Business Day prior to such Redemption Date, the Issuer shall notify the Paying Agent of the Payment Amount.

(2)

On or before each Payment Date, the Issuer shall deposit with the Paying Agent an amount of funds sufficient to pay the applicable Payment Amount gross of Spanish withholding tax, in accordance with Section 10.04 of the Original Indenture (as amended and supplemented by the First Supplemental Indenture), together with any other amounts to be deposited thereunder.

(3)

No later than 11:00 p.m. New York time on the Business Day immediately preceding the relevant Payment Date (“PD-1”), the Paying Agent shall deliver an executed Payment Statement to the Issuer, which the Paying Agent shall reasonably believe to be duly completed, substantially in the form set forth in Annex I hereto, setting forth certain details relating to the Tier 2 Securities, including the relevant Payment Date, the Payment Amount to be paid by the Issuer on such Payment Date, and the portion of the Payment Amount corresponding to each clearing agency located outside Spain (including the Depository).

(4)	The Payment Statement shall be dated as of PD-1, shall set forth information as of the close of business of PD-1 and shall be executed after the close of business of PD-1.

(5)

The Issuer shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Issuer believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, it will notify the Paying Agent no later than 5:30 a.m., New York time, on the relevant Payment Date and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Issuer a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but in any event no later than 9:30 a.m. New York time on the relevant Payment Date (the “First Statement Deadline”).

(6)

Provided the procedures set out above are complied with, the Paying Agent, on behalf of the Issuer, will pay the applicable Payment Amount without withholding or deduction for or on account of Spanish taxes.

Procedures applicable if the Paying Agent does not deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline

(7)

If the Paying Agent fails or for any reason is unable to deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline, the Issuer, by no later than 10 a.m. New York time, may instruct the Paying Agent to withhold Spanish taxes at the prevailing rate (19% as of the date of this First Supplemental Indenture) on the applicable Payment Amount (the “Amount Withheld”). In the absence of such an instruction, the Paying Agent shall pay the applicable Payment Amount without withholding or deduction for or on account of Spanish taxes. The Paying Agent undertakes to make all reasonable efforts to provide an executed Payment Statement to the Issuer which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but no later than 9:00 a.m. New York time on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day). If the Paying Agent provides the duly completed Payment Statement to the Issuer in the abovementioned timeframe, then the Issuer shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Issuer believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, it will notify the Paying Agent no later than 11:00 a.m., New York time, on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day) and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Issuer a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but in any event no later than 5:00 p.m. New York time on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day).

(8)

If, after the relevant Payment Date but before or on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day), the Paying Agent provides the duly completed Payment Statement to the Issuer, then the Issuer shall instruct the Paying Agent to immediately transfer the Amount Withheld in respect of the relevant payment pursuant to paragraph (7) above by way of reimbursement of the amounts withheld on the relevant Payment Date and completion of the corresponding income payment in respect of the Tier 2 Securities.

(9)

If the Paying Agent fails or for any reason is unable to submit a duly completed and executed Payment Statement to the Issuer by the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day), the Paying Agent shall immediately return (but in any event no later than the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day)) to the Issuer any remaining amount of the Amount Withheld in respect of the relevant payment pursuant to paragraph (7) above, and investors will have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Original copies

(10)

The Paying Agent must deliver an original copy of any duly executed and completed Payment Statement issued hereunder to the Issuer no later than the 15th calendar day of the month immediately following the relevant Payment Date.

Notices, etc.

Any notice, statement or other paper, document or communication made or given by the Issuer to the Paying Agent pursuant to the procedures set forth in this Exhibit B shall be sent by email or fax or communicated by telephone, as follows (or as the Paying Agent shall have notified the Issuer in writing): c/o The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (Attention: Global Corporate Trust), telephone: +44 (0) 1202 689 923, fax: +44 (0) 20 7964 2536; email address: corpsov4@bnymellon.com. Any notice, statement or other paper, document or communication made or given by the Paying Agent to the Issuer pursuant to the procedures set forth in this Appendix 1, other than a Payment Statement, shall be sent by email or fax or communicated by telephone, as follows (or as the Issuer shall have notified the Paying Agent in writing): Attention: Finance Department, telephone: +34 (91) 5377253 and +34 (91) 5378195, email address: finance.deparment@bbva.com. Non-original copies of a Payment Statement shall be sent by email or fax to the Issuer. The original copy of a duly executed and completed Payment Statement shall be sent by posted mail or courier to the Issuer, at the following address: Calle Azul 4, 28050 Madrid, Spain (Attention: Ignacio Echevarría and Marta García).

Annex I

FORM OF PAYMENT STATEMENT TO BE DELIVERED BY THE PAYING AGENT

[English translation provided for informational purposes only]

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos1

Model declaration form referred to in paragraphs 3, 4 and 5 of section 44 of the General Regulations of conduct and procedures relating to tax administration and inspection and the development of general rules of procedures for the enforcement of taxes

Don (nombre), con número de identificación fiscal (1) (…), en nombre y representación de (entidad declarante), con número de identificación fiscal (1) (….) y domicilio en (…) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number (1) (...), in the name and on behalf of (declaring entity), with tax identification number (1) (...), with domicile in (address) acting in its capacity as (check as appropriate):

(a)	Entidad Gestora del Mercado de Deuda Pública en Anotaciones

(a)	Managing Entity of the Public Debt Book-Entry Market

(b)	Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero

(b)	Clearing and settlement entity located outside Spain

(c)	Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español

(c)	Other entities that hold securities on behalf of third parties in clearing and settlement systems domiciled in Spain

(d)	Agente de pagos designado por el emisor

(d)	Paying Agent appointed by the issuer

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Files the following statement, in accordance with the information set forth in its own records:

1.	En relación con los apartados 3 y 4 del artículo 44:

1.	Regarding sections 3 and 4 of section 44:

1.1	Identificación de los valores

1.1.	Identification of the securities

1.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

1.2.	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

1.3	Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados)

1.3	Total amount of payment (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

[1]	The Paying Agent will only need to provide responses to the questions set forth in Section 2 of this form (i.e., questions 2.1 to 2.6).

1.4

Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora

1.4.	Amount of payment corresponding to Spanish Individual Income Tax taxpayers, except with respect to segregated coupons and segregated principal the payment of which is handled by a Managing Entity

1.5	Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados)

1.5.	Amount of payment that, pursuant to section 2 of section 44, must be paid in full (or the total amount to be reimbursed in the case of securities issued at a discount or segregated securities)

2.	En relación con el apartado 5 del artículo 44:

2.	Regarding section 5 of section 44:

2.1	Identificación de los valores

2.1.	Identification of the securities

2.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

2.2.	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

2.3	Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados)

2.3	Total amount of payment[2] (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

2.4	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A

2.4.	Amount of payment[2] corresponding to clearing and settlement entity “A”[3] located outside Spain

2.5	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B

2.5.	Amount of payment[2] corresponding to clearing and settlement entity “B”[3] located outside Spain

2.6	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C

2.6.	Amount of payment[2] corresponding to clearing and settlement entity “C”[3] located outside Spain[4]

Lo que declaro en ..................….a …. de ...................…de ….

I declare the above in [location] on the [day] of [month] of [year].

Name:_____________________, on behalf of The Bank of New York Mellon, London Branch as Paying Agent with respect to the Securities.

[2]

Refers to: (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference between the Redemption Price and the principal amount of the Tier 2 Securities being redeemed on such date.

[3]

References to A, B and C, respectively, shall be replaced by the complete name of the relevant foreign clearing and settlement entity (such as The Depository Trust Company). If there is a single foreign clearing and settlement entity, only question 2.4 need be completed.

[4]	To be complemented as appropriate if the relevant payment of income is made through more than three different clearing and settlement entities outside Spain.

(1)	En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia.

(1)

In case of individuals or corporations that are not resident in Spain and do not act through a permanent establishment in Spain, please include the identification number or code that corresponds in accordance with the laws of their country of residence.